Exhibit 4.1

EXCELERATE ENERGY LIMITED PARTNERSHIP

8.000% SENIOR NOTES DUE 2030

INDENTURE

DATED AS OF MAY 5, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee, Paying Agent and Registrar

i

Exhibits

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Rule 144A
Exhibit D	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit E	Form of Certificate to be Delivered in Connection with Transfers to an IAI
Exhibit F	Form of certificate to be delivered upon termination of Restricted Period for Regulation S Temporary Global Notes

This Indenture, dated as of May 5, 2025, is by and among Excelerate Energy Limited Partnership, a Delaware limited partnership (as more fully defined herein, the “Issuer”), a subsidiary of Excelerate Energy, Inc., a publicly traded Delaware corporation (NYSE: EE) (the “Parent”), the Guarantors listed on the signature pages hereto, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent (the “Paying Agent”) and registrar (the “Registrar”).

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Issuer’s 8.000% Senior Notes due 2030 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes (as defined herein) that are subsequently issued subject to the conditions and in compliance with the provisions of this Indenture:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Acquired Asset Value” means, in respect of the assets received by the Issuer or any Restricted Subsidiary in exchange for the assets exchanged by the Issuer or such Restricted Subsidiary pursuant to an Asset Swap permitted under this Indenture, the total value of such received assets, which value shall be, (i) in the case of a Vessel, as reflected in a third party appraisal obtained by or on behalf of the Issuer or such Restricted Subsidiary as the fair market value of such Vessel (which appraised value may include the value of net cash flows through any then-existing contracted backlog) and (ii) in the case of any other asset, the Fair Market Value thereof.

“Acquired Indebtedness” means:

(1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary; and

(2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Acquisition” means the transactions contemplated by the Acquisition Agreement.

“Acquisition Agreement” means that certain Equity and Asset Purchase Agreement, by and among the Issuer, Atlantic Energy Holdings and New Fortress Energy, Inc., dated as of March 26, 2025, and all side letters and other agreements related thereto, in each case, as amended, restated, supplemented or otherwise modified in accordance with the terms thereof through the Issue Date.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture whether or not they bear the same CUSIP number.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or other agent appointed pursuant to this Indenture.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at May 15, 2027 (such redemption price being set forth in the table appearing in Section 3.7(b)) plus (ii) all required interest payments (in each case excluding accrued and unpaid interest to such redemption date) due on such Note through May 15, 2027, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, redemption of, or notice with respect to beneficial interests in any Global Note or the redemption or repurchase of any Global Note, the rules and procedures of DTC, the Depositary, Euroclear and/or Clearstream that apply to such transfer, exchange, redemption or repurchase.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(1) any sale, conveyance, transfer, lease, license, assignment or other Disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries, including, without limitation, Equity Interests in any Person, other than in the ordinary course of business; or

(2) any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.9) to any Person other than the Issuer or any Restricted Subsidiary in one transaction or a series of related transactions (the actions described in these clauses (1) and (2), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(a) transfers of cash or Cash Equivalents;

(b) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 4.13 or Section 5.1;

(c) Permitted Investments and Restricted Payments permitted under Section 4.7;

(d) the creation of or realization on any Lien not prohibited under this Indenture and any transfer of assets resulting from the enforcement or foreclosure of any such Lien;

(e) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary that is either (i) existing on the Issue Date, (ii) between or among the Issuer and its Restricted Subsidiaries or among any of the Restricted Subsidiaries or (iii) to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(f) a transfer of inventory in the ordinary course of business;

(g) a transfer of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements or the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable and similar obligations arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction);

(h) transfers of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in, joint venture agreements or any similar binding arrangements;

(i) the transfer of assets received in settlement of debts accrued in the ordinary course of business;

(j) (I) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind and (II) any transfers of property or assets effected as part of a closure or buyout of a pension or other defined benefit plan or in furtherance of a recovery plan in support of any such pension or other defined benefit plan;

(k) transfers of Equity Interests in or Indebtedness of an Unrestricted Subsidiary;

(l) any issuance or sale of Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary; provided that, in the case of such an issuance by a non-wholly owned Restricted Subsidiary, such issuance may also be made to any other owner of Equity Interests of such non-wholly owned Restricted Subsidiary based on such owner’s relative ownership interests (or lesser share) of the relevant class of Equity Interests;

(m) any transfer or series of related transfers that, but for this clause (m), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million per occurrence;

(n) the demise, bareboat, time, voyage, other charter, lease or right to use of any Vessel in the ordinary course of business;

(o) transfers of property subject to casualty or condemnation proceedings, seizure, appropriation or similar taking (or similar events), including (x) by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss and (y) the capture, condemnation, confiscation, requisition, purchase, seizure, appropriation or forfeiture of, or any taking of title to, a Vessel;

(p) leases and subleases of real or personal property in the ordinary course of business and not interfering in any material respect with the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(q) the Finland Charter Purchase;

(r) any issuance of, or other transfer or Disposition of, of Equity Interests in a Subsidiary that becomes a Local Content Entity as a result of such transfer to one or more Persons referred to in clause (b) of the definition of “Local Content Entity”;

(s) Dispositions of equipment and other personal property and fixtures that are either obsolete, worn-out or no longer used or useable for their intended purposes and Disposed of in the ordinary course of business, or replaced by equipment or fixtures of comparable suitability within 180 days of such Disposition, including, but not limited to, the Disposition of any boilers, engines, machinery, masts, spars, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps, pumping equipment, apparel, furniture, fittings, equipment, spare parts or any other appurtenances of any Vessel that are no longer useful, necessary, profitable or advantageous in the operation of such Vessel or that are replaced within such period by new boilers, engines, machinery, masts, spars, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps, pumping equipment, apparel, furniture, fittings, equipment, spare parts or any appurtenances of comparable suitability; and

(t) abandoning, failing to maintain, allowing to lapse or otherwise Disposing of Intellectual Property rights that are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole, or that the Issuer or any Restricted Subsidiary determines, in its reasonable business judgment, are not economically practicable to maintain.

“Asset Swap” means any transaction or series of related transactions pursuant to which the Issuer and/or one or more Restricted Subsidiaries shall exchange, with a Person that is not an Affiliate, one or more Permitted Business Assets owned by them for one or more Permitted Business Assets owned by such Person; provided that, for purposes of calculating Fair Market Value with respect to an Asset Swap, Fair Market Value shall be deemed to have been received if the Acquired Asset Value is greater than or equal to 90% of the total value of the asset(s) given in exchange by the Issuer and/or one or more Restricted Subsidiaries; provided further, that any cash or Cash Equivalents received in connection with an Asset Swap that constitutes an Asset Sale must be applied in accordance with Section 4.10.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock, unit or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until consummation of the transactions or, as applicable, series of related transactions contemplated by such agreement.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body. Unless otherwise provided, “Board of Directors” means the Board of Directors of Parent, as the general partner of the Issuer.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

“Capitalized Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP. Notwithstanding anything to the contrary in this Indenture, for purposes of calculating Capitalized Lease Obligations pursuant to the terms of this Indenture, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with GAAP in the United States as in effect on December 31, 2018 in a manner consistent with the treatment of such leases under GAAP in the United States as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully guaranteed or insured by the governments of the United States, the United Kingdom, any member state of the European Union, Canada, Japan, Singapore, Australia or New Zealand or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within one year of the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from any of S&P, Fitch or Moody’s;

(2) demand and time deposits and certificates of deposit of any lender under any Debt Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or a U.S. branch of any other Eligible Bank maturing within one year of the date of acquisition thereof;

(3) commercial paper and Eurocommercial paper rated at least A1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody’s, at least an F-1 by Fitch or an equivalent rating by a nationally recognized rating agency if each of S&P, Moody’s and Fitch cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(4) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time;

(5) securities issued and fully guaranteed by any state, commonwealth or territory of the United States, the United Kingdom, any member state of the European Union, Canada, Japan, Singapore, Australia or New Zealand or by any political subdivision or taxing authority thereof, rated at least A by Moody’s or S&P and having maturities of not more than one year from the date of acquisition;

(6) investments in money market or other funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above;

(7) demand deposit accounts maintained in the ordinary course of business; and

(8) in the case of any Subsidiary of the Issuer organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following events after the Issue Date:

(1) the direct or indirect sale, transfer, conveyance or other Disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group,” other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly, of more than 50% of the Voting Stock of the Issuer or Parent, measured by voting power rather than number of shares; or

(4) the failure of Parent and EE Holdings (or, at any time that EE Holdings does not own, directly or indirectly, any Equity Interests in the Issuer, Parent) to own, directly or indirectly, all of the issued and outstanding Equity Interests of the Issuer.

Notwithstanding the preceding or any provision of Section 13(d)-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors of such parent entity.

Notwithstanding the preceding, (a) a transaction will not be deemed to involve a Change of Control if (i) the Issuer becomes a direct or indirect wholly owned Subsidiary of a Parent Company and (ii) immediately following that transaction no Person (other than a Parent Company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Parent Company (or its general partner, if applicable), and (b) (i) a conversion of the Issuer or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or (ii) an exchange of all the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity each shall not constitute a Change of Control, so long as immediately following such conversion or exchange or transaction no “person” Beneficially Owns more than 50% of the Voting Stock of such entity (or its general partner, if applicable). No Change of Control will be deemed to have occurred unless and until such Change of Control has actually been consummated.

Notwithstanding anything to contrary under this Indenture, the entry by the Issuer or any Restricted Subsidiary into any one or more charter party agreements or drilling contracts or the demise, bareboat, time, voyage, other charter, lease or other right to use of any of the Issuer’s or the Restricted Subsidiaries’ Vessels, in each case, in the ordinary course of business shall not be deemed to involve a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income, plus

(2) without duplication, (a) the amount of net cost savings, operating expense reductions and synergies projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) the aggregate amounts added to Consolidated Cash Flow pursuant to this clause (2)(a) in any such period, together with any such amounts added to Consolidated Cash Flow pursuant to clause (3)(g) below, shall not exceed 15.0% of Consolidated Cash Flow for such period (calculated before giving effect to the adjustment set forth in this clause (2)(a)), (b) gains, losses and non-cash charges related to the cancellation of debt, swaps and/or other derivatives, (c) any non-cash adjustments and charges stemming from the application of fresh start accounting, (d) transaction expenses and integration costs incurred in connection with any acquisition or Disposition and (e) non-cash charges and expenses relating to employee benefit plans, management incentive plans, equity compensation plans or other stock-based compensation arrangements, plus

(3) in each case only to the extent deducted in determining Consolidated Net Income,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense,

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense,

(e) net cash proceeds from business interruption insurance or reimbursement of expenses received related to any acquisition or Disposition,

(f) [reserved],

(g) charges, costs or losses attributable to severance in connection with any undertaking or implementation of restructurings (including any tax restructuring), cost savings initiatives and cost rationalization programs, business optimization initiatives, systems implementation, termination or modification of material contracts, entry into new markets, strategic initiatives, expansion or relocation, consolidation of any facility, modification to any pension and post-retirement employee benefit plan, software development, new systems design, project startup, consulting, business integrity and corporate development; provided that the aggregate amount of cash charges, costs or losses under this clause (3)(g), together with any amounts added to Consolidated Cash Flow pursuant to clause (2)(a) above, shall not exceed 15.0% of Consolidated Cash Flow for such period (calculated before giving effect to the adjustment set forth in clause (2)(a) above), and

(h) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus

(4) the sum of: (a) any Permitted Payments to Parent Entities made during such period solely to the extent not deducted from, or otherwise reducing the amount of, Consolidated Net Income in such period (other than in respect of any Permitted Payments to Parent Entities in respect of an expense or liability that would not have been deducted from, or otherwise reduced the amount of, Consolidated Net Income in such period had the Issuer or any Restricted Subsidiary incurred such expense or liability directly instead of a direct or indirect parent of the Issuer), (b) Consolidated Cash Flow attributable to Vessels that have ceased to be owned by the Issuer or any Restricted Subsidiary as a result of a Disposition and (c) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (other than accrual of revenue in the ordinary course or any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period).

When calculating Consolidated Cash Flow, such calculation shall be subject to such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio.”

“Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the relevant Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date (subject to the proviso below), as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on the Transaction Date pursuant to the provisions described in Section 4.9(b) and Section 4.9(h), other than those provisions that are based on a ratio; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a Responsible Financial or Accounting Officer of the Issuer whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

In calculating Consolidated Interest Expense for purposes of this Consolidated Interest Coverage Ratio:

(a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(b) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(c) notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and calculated after giving effect to any net payments, if any, made or received by such Person and its Restricted Subsidiaries with respect to Hedging Obligations related to interest rates, including, without duplication:

(1) imputed interest on Capitalized Lease Obligations;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the interest portion of any deferred payment obligations to the extent constituting Indebtedness;

(4) all other non-cash interest expense;

(5) capitalized interest;

(6) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests to the extent payable in Qualified Equity Interests of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

(7) all interest payable with respect to discontinued operations; and

(8) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness (other than Indebtedness constituting Specified Newbuild Guarantees);

Notwithstanding the foregoing, (i) the interest component of any lease that is not a Capitalized Lease Obligation, (ii) non-cash interest expenses relating to amortization or write-off of discounts or fees (including upfront and commitment fees) in connection with financing activities and (iii) cash interest expense that is attributable to Capitalized Lease Obligations in respect of Vessels, in each case, will not be included in Consolidated Interest Expense.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an interest, except (i) to the extent that cash in an amount equal to any such income has actually been received by such Person or to any of its Restricted Subsidiaries, (ii) the amount of dividends or distributions, charter payments or other return on investment actually paid in cash during such period by such Person to the Issuer or to any of its Restricted Subsidiaries (or to the extent non-cash dividends or distributions are received and converted into cash by the Issuer or any of its Restricted Subsidiaries during such period) or (iii) the amount of any loans or advances repaid by such other Person to such Person or to any of its Restricted Subsidiaries during such period, as the case may be;

(2) except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Unrestricted Subsidiary except to the extent of (i) the amount of dividends or distributions, charter payments or other return on investment actually paid in cash during such period by such Unrestricted Subsidiary to the Issuer or to any of its Restricted Subsidiaries (or to the extent non-cash dividends or distributions are received and converted into cash by the Issuer or any of its Restricted Subsidiaries during such period), as the case may be, (ii) the amount of any loans or advances repaid by such Unrestricted Subsidiary to the Issuer or to any of its Restricted Subsidiaries, as the case may be and (iii) any other amount paid in cash by such Unrestricted Subsidiary pursuant to the Senior Credit Agreement;

(4) the net income (but not loss) of any Restricted Subsidiary other than a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement or instrument applicable to that Subsidiary (other than by the terms of any Indebtedness of such Restricted Subsidiary outstanding pursuant to Section 4.9(b)(8)) except to the extent such income is actually paid in cash during such period by such Restricted Subsidiary to the Company or another Restricted Subsidiary (or to the extent non-cash dividends or distributions are received and converted into cash by the Company or any of its Restricted Subsidiaries during such period);

(5) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction;

(6) the cumulative effect of any change in accounting principles or policies;

(7) any extraordinary gains or losses during such period and any cancellation of Indebtedness;

(8) (A) any costs, expenses or charges (including advisory, legal and professional fees) related to any issuance of debt or equity, investments, acquisition, Disposition, recapitalization or incurrence, amendment, waiver, modification, extinguishment or refinancing of any Indebtedness, whether or not consummated, including such fees, expenses or charges related to the offering of the Notes and any Debt Facilities, (B) any costs, expenses or charges relating to the Transactions and the Acquisition, and (C) legal settlement expenses;

(9) non-cash gains or losses or positive or negative adjustments (i) to the value of the Tax Receivable Agreement and (ii) under ASC 815 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives; and

(10) write-ups, write-downs or other non-cash impairments of assets.

“Consolidated Net Total Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (less applicable reserves and other properly deductible items) (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries determined in accordance with GAAP after deducting therefrom all current liabilities (excluding any portion thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed).

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn and unreimbursed letters of credit or bankers’ acceptances (and excluding Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Equity Interests of the Issuer and the Restricted Subsidiaries and (without double-counting) all preferred stock of Restricted Subsidiaries that are not the Issuer or Guarantors, with the amount of such Disqualified Equity Interests and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their maximum mandatory redemption or repurchase price, in each case, determined on a consolidated basis in accordance with GAAP; provided that no Specified Newbuild Guarantees shall be included for purposes of determining “Consolidated Total Indebtedness”. For purposes hereof, the “maximum mandatory redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Consolidated Total Net Debt Ratio” means, as of any date of determination, the ratio of (1) (i) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries minus (ii) unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, as of the end of the Four-Quarter Period immediately preceding the date of determination to (2) Consolidated Cash Flow of the Issuer for such Four-Quarter Period, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio.”

“Corporate Trust Office” means the offices of the Trustee at which at any time its corporate trust business shall be principally administered, which office as of the date hereof is located at 8 Greenway Plaza, Ste 1100, Houston, TX 77046-0892, Attention: Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt Facilities” means one or more debt facilities or other credit agreements, indentures or commercial paper facilities (which may be outstanding at the same time and including, without limitation, the Senior Credit Agreement) providing for revolving credit loans, debt securities, capital markets financings, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disposition” means the sale, transfer, license, lease, assignment, conveyance, exchange, alienation or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a direct Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The terms “Disposal”, “Dispose”, “Disposing of” and “Disposed of” have the correlative meaning thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that (a) only the portion of Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interest and (b) any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than Section 4.10 and Section 4.13, respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to Section 4.10 and Section 4.13, respectively; provided, further, that, if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the Issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the redemption in full of the Notes.

“dollars”, “U.S. dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) that is not a CFC or FSHCO Subsidiary.

“DTC” means The Depository Trust Company and any successor.

“EE Holdings” means Excelerate Energy Holdings, LLC, a Delaware limited liability company, and its successors.

“Eligible Bank” means any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of $250.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible or exchangeable for any combination of Equity Interests and/or cash or Cash Equivalents, regardless of whether such debt securities include any right of participation with Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Experience Standby Charter Guarantee” means that certain unsecured Guarantee by the Issuer of Oriental Leasing 13 Company Limited pursuant to a standby charter or lease, dated as of December 8, 2016.

“Experience Standby Charter Guarantee Call Date” means the date on which the Issuer becomes obligated to make any payment or assume or undertake any obligation in satisfaction of the Experience Standby Charter Guarantee.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Issuer.

“Finland Charter” means that certain Time Charter Party and LNG Storage and Regasification Agreement, dated as of May 20, 2022, between Excelerate Energy Finland, LLC and Floating LNG Terminal Finland OY.

“Finland Charter Purchase” means the Disposition of the Exemplar by Exemplar, LLC to Floating LNG Terminal Finland OY pursuant to an exercise of the Purchase Option (as defined in the Finland Charter) by Floating LNG Terminal Finland OY in accordance with the terms of the Finland Charter.

“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Four-Quarter Period” means the most recently ended four-fiscal quarter period of the Issuer and/or any Parent Company, as applicable, and for which internal financial statements are available.

“FSHCO Subsidiary” means any Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs, Domestic Subsidiaries of a direct or indirect Foreign Subsidiary that is a CFC, or Subsidiaries that are FSHCO Subsidiaries, and any other assets incidental to any of the foregoing.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend identified as such in Exhibit A.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such guarantees.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date that is a party to this Indenture for purposes of providing a Guarantee with respect to the Notes, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“IAI” means an institution that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is not a QIB.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services;

(5) the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests or, with respect to any Restricted Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6) all Capitalized Lease Obligations of such Person (but not any lease that is not a Capitalized Lease Obligation);

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;

provided that the definition of “Indebtedness” shall not include: (i) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller of such asset; (ii) customary cash pooling and cash management practices and other intercompany indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) incurred in the ordinary course of business); (iii) deferred compensation, trade payables and accrued expenses arising in the ordinary course of business, deferred taxes, obligations assumed or liabilities incurred under drilling contracts, vessel time charters or other forms of service agreement in the ordinary course of business (e.g., bid bonds, performance guarantees, and pre-paid hire under vessel time charters or similar contracts which have not yet been earned), or obligations in respect of Equity Interests that do not constitute Disqualified Equity Interests; (iv) liabilities resulting from endorsements of instruments for collection in the ordinary course of business; (v) any indebtedness with respect to which cash or Cash Equivalents in an amount sufficient to repay in full the principal and accrued interest on such indebtedness has been escrowed with the trustee or other depository for the benefit of the lenders or holders in respect of such indebtedness but only to the extent the foregoing constitutes a complete defeasance of such indebtedness pursuant to the applicable agreement governing such indebtedness; (vi) Specified Newbuild Guarantees; and (vii) any repayment or reimbursement obligation of a Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness. For purposes of this Indenture, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum mandatory redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any Restricted Subsidiary’s business.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made net of any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto from time to time. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.16. If the Issuer or any Restricted Subsidiary sells or otherwise Disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or Disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other Disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained (if any). Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means May 5, 2025, the date on which the Initial Notes are originally issued.

“Issuer” means Excelerate Energy Limited Partnership, a Delaware limited partnership, and any successor Person resulting from any transaction permitted by Section 5.1.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), assignment, assignment by way of security, pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing (or, if such a condition does exist, the Issuer or any Restricted Subsidiary would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) and (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Partnership Agreement” means the amended and restated limited partnership agreement between the Issuer and the Parent dated April 14, 2022.

“Local Content Entity” means any Affiliate of the Issuer (a) that owns a Vessel or that is a party to a charter party agreement, drilling contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of a Vessel owned by it or by the Issuer, any Restricted Subsidiary or another Local Content Entity and (b) the Equity Interests of which is jointly owned by the Issuer or any Restricted Subsidiary(ies) and any other Person(s) that is(are) required or necessary under local law or custom to own the Equity Interests in the Local Content Entity as a condition for (i) the operation of a Vessel in such jurisdiction, (ii) the ownership of any asset owned, or contemplated to be acquired, by such entity in such jurisdiction or (iii) the business transacted by such entity in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course and for purposes other than local law requirements or local law customs.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1) brokerage commissions and other fees, costs and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents, severance costs and any relocation expenses) of such Asset Sale;

(2) provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Restricted Subsidiary that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon or required to repay Indebtedness in order to obtain a necessary consent to such transaction or by applicable law be repaid out the proceeds from such transaction;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Short” means, with respect to a holder of Notes or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Parent Company, the Issuer or any Guarantor immediately prior to such date of determination.

“Newbuild Projects” means any project consisting of the new construction of a Vessel by the Issuer or any Restricted Subsidiary, Venture, or Unrestricted Subsidiary; provided that each of the following conditions is satisfied at all times prior to the completion of such project:

(1) such project is developed and completed by one or more special purpose vehicles associated solely with such project and/or other Newbuild Projects and owning and operating such project and/or other Newbuild Projects (a “Newbuild SPV”) and the related Vessel, and all relevant project assets and liabilities, including all rights and obligations under all applicable EPC contracts, GMP contracts, O&M contracts, shipbuilding contracts, development contracts, construction contracts, project Indebtedness contracts (other than Specified Newbuild Guarantees and definitive documentation entered into by Persons other than the Newbuild SPV in respect of Specified Newbuild Debt), and other similar project documentation entered into in connection with the new construction of such Vessel;

(2) all Indebtedness, Liens and Investments incurred in connection with such project are not prohibited by Section 4.9 and Section 4.12; and

(3) such project is developed and completed in compliance with all material applicable laws, laws, rules and regulations (applicable to such Vessel and as required by the American Bureau of Shipping, Bureau Veritas or other internationally recognized classification society reasonably acceptable to the administrative agent under the Senior Credit Agreement) and consistent with Vessel ownership and management practices of the Issuer and its Subsidiaries.

“Newbuild SPV” has the meaning assigned to such term in the definition of Newbuild Projects.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary or Venture as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind through any undertaking, agreement or instrument that would constitute Indebtedness, except for Customary Recourse Exceptions and Specified Newbuild Guarantees, or (b) is directly or indirectly liable as a guarantor or otherwise, except in each case with pledges of Equity Interests in an Unrestricted Subsidiary or Venture and Specified Newbuild Guarantees.

“Note Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated April 22, 2025, related to the offer and sale of the Initial Notes.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, Managing Director, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by one Officer that meets the requirements of Section 11.4 of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parent” means Excelerate Energy, Inc., a Delaware corporation.

“Parent Company” means any Person that is or becomes after the Issue Date a direct or indirect parent (which may be organized as, among other things, a partnership) of the Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is not Subordinated Indebtedness.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Payment Default” means any default in payment of amounts when due on the Notes, without giving effect to any grace period.

“Performance References” means any Parent Company (including Parent) or any one or more of the Issuer and the Guarantors.

“Permitted Business” means any business that is the same as, similar or related, ancillary or complementary to any of the businesses of the Issuer or the Restricted Subsidiaries on the Issue Date (or contemplated as of the Issue Date) and any reasonable extension or evolution of any of the foregoing.

“Permitted Business Asset” means (a) one or more Vessels, (b) the Equity Interests of a Person owning one or more Vessels and/or (c) any other related asset that is useful in the business of the Issuer or its Restricted Subsidiaries.

“Permitted Business Investment” means Investments in any Person made in the course of conducting a Permitted Business, whether through agreements, transactions, joint ventures, expenditures or other arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including, without limitation, direct or indirect ownership interests in all types of drilling, transportation and oilfield services assets, property and equipment.

“Permitted Factoring Arrangements” means any transaction or series of transactions pursuant to which the Issuer or any of its Restricted Subsidiaries sells, finances, or factors accounts receivables from non-Affiliate customers for cash at market terms including a commercially reasonable discount to face value (as determined by the Issuer or such Restricted Subsidiary in good faith) to non-Affiliate receivables lenders, purchasers or factors; provided that such receivables transaction or transactions and any related financing shall be unsecured or shall be secured solely by Liens in the underlying receivables and related assets that are customarily secured and/or disposed under similar arrangements, shall only be recourse to the relevant owners of the underlying receivables (other than pursuant to Standard Undertakings).

“Permitted Holder” means (a) George B. Kaiser; (b) (i) the descendants of George B. Kaiser and members of their immediate families, or any estate or heir of any of the foregoing, and (ii) any trust, limited partnership, limited liability company, corporation or other entity, the beneficiaries, partners, members, shareholders or other equity holders of which consist solely of one or more Persons referenced in clause (b)(i) of this definition; (c) George B. Kaiser’s Affiliates (other than Parent and any Person that is controlled by Parent); (d) the George Kaiser Family Foundation and (e) any Person that directly or indirectly holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof.

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or any Restricted Subsidiary and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes Oxley Act) and (ii) to purchase Equity Interests of the Issuer not in excess of $20.0 million in the aggregate outstanding at any one time;

(4) Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(5) Investments in cash, Cash Equivalents, U.S. Treasury securities, government securities of the United Kingdom, any member state of the European Union, Norway, Singapore, Japan, Canada, Australia and New Zealand, investment grade corporate debt securities or any fund invested primarily in the foregoing;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired, and advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property, in each case in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 or a transaction excluded from the definition of Asset Sale;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11) Investments in Unrestricted Subsidiaries and Ventures not to exceed the greater of (a) $75.0 million and (b) 2.5% of the Issuer’s Consolidated Net Total Assets determined at the time of Investment; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that later becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12) Investments made by the Issuer or any Restricted Subsidiary consisting of (x) Guarantees of Indebtedness of the Issuer or any Restricted Subsidiary permitted in accordance with Section 4.9 or (y) Guarantees permitted pursuant to Section 4.9(b)(21);

(13) repurchases of, or other Investments in, the Notes or other Indebtedness of the Issuer and its Restricted Subsidiaries;

(14) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date, and any modifications, renewals or extensions that do not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise permitted hereunder;

(15) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer or any Parent Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Builder Basket;

(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (16) since the Issue Date and then outstanding, do not exceed the greater of (a) $150.0 million and (b) 5.0% of the Issuer’s Consolidated Net Total Assets determined at the time of Investment;

(17) performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business;

(18) Investments made in accordance with recovery plans to support defined benefit plans or pension schemes sponsored by the Issuer or any Restricted Subsidiary;

(19) Investments made by the Issuer or any Restricted Subsidiary in a Non-Guarantor Restricted Subsidiary, Venture or Unrestricted Subsidiary consisting of the Specified Newbuild Guarantees;

(20) Permitted Business Investments not to exceed the greater of (a) $75.0 million and (b) 2.5% of the Issuer’s Consolidated Net Total Assets determined at the time of Investment;

(21) Investments in an unlimited amount so long as after giving pro forma effect thereto the Consolidated Total Net Debt Ratio does not exceed 2.25 to 1.00 at the time of Investment;

(22) the Issuer and its Restricted Subsidiaries may contribute the Summit to an Unrestricted Subsidiary or designate the Restricted Subsidiary that owns the Summit as an Unrestricted Subsidiary in accordance with Section 4.16 and such Investment shall be permitted so long as (i) no Event of Default has occurred and is continuing or would immediately result therefrom, (ii) immediately after giving effect to such Investment, the Summit is the only Vessel owned by such Unrestricted Subsidiary and (iii) such Investment (excluding the portion thereof represented by the Summit) would otherwise be permitted by Section 4.7 at the time thereof; and

(23) loans and advances to any Parent Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Permitted Payments to Parent Entities, Permitted Tax Distributions, Specified Limited Partnership Agreement Payments and Specified Permitted Tax Receivable Agreement Payments permitted to be made in accordance with Section 4.7; provided that (i) the proceeds of such loans and advances are used or will be used solely as set forth in the definition of “Permitted Payments to Parent Entities,” “Permitted Tax Distributions,” “Specified Limited Partnership Agreement Payments” and “Specified Permitted Tax Receivable Agreement Payments” and (ii) any such Investment shall reduce the amount of such applicable Restricted Payments thereafter permitted in Section 4.7 by a corresponding amount.

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 4.7.

“Permitted Jurisdictions” means the State of Delaware or another State of the United States and any territory or other political subdivision of any of the foregoing.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings;

(2) Liens in respect of property of the Issuer or any Restricted Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3) (i) pledges or deposits made in connection therewith in the ordinary course of business in connection with obligations of the type described in Section 4.9(b)(7) and (ii) Liens incurred in connection with or for the benefit of defined benefit plans or pension schemes sponsored by the Issuer or its Restricted Subsidiaries;

(4) Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (including liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business) (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums or in respect of reimbursement or indemnification obligations to insurance carriers;

(5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) Liens arising out of judgments or awards not resulting in a Default or an Event of Default;

(7) minor defects, irregularities and deficiencies in title to, and easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within areas covered by, and other rights in Real Property in favor of the Issuer or any Restricted Subsidiary, in each case which do not interfere with the ordinary conduct of business, and which do not materially detract from the value of the property which they affect;

(8) (i) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof, and (ii) Liens securing Indebtedness represented by letters of credit, bankers’ acceptances, letters of guaranty and similar credit transactions (or reimbursement agreements in respect thereof) incurred and then outstanding pursuant to Section 4.9(b)(16);

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(11) any interest or title of a lessor under any lease entered into by the Issuer or any Restricted Subsidiary not in violation of this Indenture;

(12) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(13) Liens securing the Notes and any Guarantee;

(14) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(15) Liens securing Specified Cash Management Agreements entered into in the ordinary course of business;

(16) Liens in favor of the Issuer or a Restricted Subsidiary;

(17) Liens securing Indebtedness under Debt Facilities incurred and then outstanding pursuant to Section 4.9(b)(1);

(18) Liens arising pursuant to Purchase Money Indebtedness or Capitalized Lease Obligations; provided that any such Liens attach only to the property being financed pursuant to or in connection with such Purchase Money Indebtedness (plus improvements, accessions, proceeds, products, replacements or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any Restricted Subsidiary;

(19) Liens securing Indebtedness outstanding pursuant to Section 4.9(b)(15), provided that such Indebtedness was not initially incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary of the Issuer and such Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(20) Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(21) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Issuer or any Restricted Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or joint venture;

(22) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.9;

(23) (i) sales or grants of licenses or sublicenses of (or other grants of rights to use or exploit) licenses of Intellectual Property (x) existing as of the Issue Date, or (y) between or among the Issuer and its Restricted Subsidiaries or between or among any of the Restricted Subsidiaries, or (ii) licenses of Intellectual Property granted by the Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(24) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(25) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(26) Liens existing on the Issue Date, other than Liens securing Indebtedness incurred and then outstanding pursuant to Sections 4.9(b)(1) and (16);

(27) Permitted Maritime Liens;

(28) other Liens with respect to obligations which do not in the aggregate exceed at any time outstanding the greater of (a) $150.0 million and (b) 5.0% of the Issuer’s Consolidated Net Total Assets determined at the time of incurrence;

(29) Liens securing Indebtedness incurred and then outstanding pursuant to Section 4.9(b)(23);

(30) any right of set-off arising under common law or by statute or customary account documentation;

(31) Liens securing obligations relating to any Indebtedness permitted to be incurred by Foreign Subsidiaries or other Non-Guarantor Subsidiaries pursuant to (i) Section 4.9(a) and (ii) Section 4.9(b)(19); provided, in each case, that Liens securing such Indebtedness extend only to the assets of Foreign Subsidiaries and such Non-Guarantor Subsidiaries;

(32) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.9(b)(21) and other Specified Newbuild Debt, to the extent such Liens are solely on the related project assets and/or equity in or receivables owed by the related project special purpose vehicle, Unrestricted Subsidiary or Venture or consistent with the Liens permitted under the definition of Non-Recourse Debt;

(33) [reserved];

(34) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(35) Liens, titles and interests of lessors (including sub-lessors) of property leased by such lessors to the Issuer or any Restricted Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and the Issuer’s or any Restricted Subsidiary’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which the Issuer’s or any Restricted Subsidiary’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Indebtedness and do not encumber property of the Issuer or any Restricted Subsidiary other than the property that is the subject of such leases and items located thereon;

(36) Liens solely on the Equity Interests of an Unrestricted Subsidiary or Ventures owned by the Issuer or any Restricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary or Venture;

(37) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and

(38) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (13), (18), (19), (20), (26), (31) and this clause (38); provided that such Liens do not extend to any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and the amount of such Indebtedness is not increased except as necessary to pay accrued and unpaid interest, premiums, fees or expenses in connection with such refinancing

If any Liens securing obligations are incurred to refinance Liens securing obligations initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Net Total Assets, and such refinancing would cause the percentage of Consolidated Net Total Assets to be exceeded if calculated based on the Consolidated Net Total Assets on the date of such refinancing, such percentage of Consolidated Net Total Assets will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Lien does not exceed the principal amount of such obligations secured by such Liens being refinanced, plus any accrued and unpaid interest on the Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness.

“Permitted Maritime Liens” means, at any time with respect to a Vessel owned by the Issuer or its Restricted Subsidiaries:

(1) Liens for crews’ wages (including the wages of the master of such Vessel) that are discharged in the ordinary course of business and have accrued for not more than 45 days (or such longer period provided for under the Senior Credit Agreement) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary, and the Issuer or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject such Vessel to sale, forfeiture or loss;

(2) Liens for salvage (including contract salvage or general salvage), and Liens for wages of stevedores employed by applicable Vessel owner, the master of such Vessel or a charterer or lessee of such Vessel, which in each case have accrued for not more than 45 days (or such longer period provided for under the Senior Credit Agreement) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary and the Issuer and such relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject such Vessel to sale, forfeiture or loss;

(3) shipyard Liens and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining, repairing, modifying, refurbishing, or rebuilding the Vessel (other than those referred to in clauses (1) and (2) above), including maritime Liens for necessaries, which in each case have accrued for not more than 45 days (or such longer period provided for under the Senior Credit Agreement) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary, and the Issuer or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject such Vessel to sale, forfeiture, or loss;

(4) Liens for damages arising from maritime torts which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the Issuer or relevant Restricted Subsidiary with the appropriate court or other tribunal to prevent the arrest or secure the release of such Vessel from arrest, unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Issuer or relevant Restricted Subsidiary, and the Issuer or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject such Vessel to sale, forfeiture, or loss;

(5) Liens that, as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); and

(6) Liens for charters or subcharters or leases or subleases not prohibited under this Indenture.

“Permitted Payments to Parent Entities” means, as it relates to any Restricted Payment or Investment, without duplication as to amounts, (a) payments to a Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Issuer) to permit a Parent Company or any such Subsidiary thereof to pay reasonable accounting, legal and investment banking fees and administrative expenses (including, without limitation, expenses related to reporting obligations and any franchise and similar taxes, and other fees and expenses, required to maintain its corporate existence), together with customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees, of a Parent Company or any such Subsidiary thereof when due; provided that any such payment shall not be in respect of expenses or other amounts that are allocable to, or attributable to the ownership or operations of, any Unrestricted Subsidiary, except to the extent of the amount actually received in cash or Cash Equivalents from such Unrestricted Subsidiary (or any cash or Cash Equivalents received upon the Disposition or monetization of any non-cash consideration received from such Unrestricted Subsidiary), (b) reasonable fees and expenses of such Parent Company incurred in connection with any offering or issuance, repayment, extension, amendment or exchange of Indebtedness or offering or issuance or exchange or redemption or split or reverse split of any Equity Interests by such Parent Company, (c) costs of such Parent Company associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such entity’s equity securities on a national securities exchange and (d) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such Parent Company, to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are reasonably attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries.

“Permitted Tax Distributions” means payments by the Issuer to Parent and the other direct or indirect beneficial owners of the Issuer in respect of any taxable period in which the Issuer is a partnership or disregarded entity for U.S. federal income tax purposes in an amount not to exceed for each such period, an amount, reasonably determined by the Issuer, equal to (a) the estimated cumulative aggregate combined U.S. federal, state, and local income allocated to the Issuer’s beneficial owners, directly or indirectly, from the Issuer and its Subsidiaries for the relevant taxable period, reduced by any cumulative net U.S. federal and state losses and carryforwards attributable to expenses or losses allocated to such member or partner, directly or indirectly, from the Issuer and its Subsidiaries for prior taxable periods to the extent such loss is permitted to be currently deductible against such taxable income and to the extent such loss carryforward has not already been taken into account, and calculated by (x) taking into account the effect of any special basis adjustments under Code section 743(b) and (y) assuming that such beneficial owners’ only items of income, gain, expense and loss are from the Issuer and its Subsidiaries, multiplied by (b) a percentage equal to the highest combined marginal U.S. federal and applicable state and/or local income tax rate in effect for a corporation, residing in the city of New York (taking into account the character of the applicable income and the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation)).

“Person” means any individual, corporation, company, exempted company, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property (including Vessels), plant or equipment used or useful in the business of the Issuer or any Restricted Subsidiary (or reimbursing the Issuer or Restricted Subsidiary for such purchase price) or the cost of acquisition, refurbishment, renovation, repair, expansion, upgrade, installation, design, construction or improvement thereof (whether through the direct acquisition of property or purchase of Equity Interests of any Person owning such property) (or reimbursing the Issuer or Restricted Subsidiary for such costs).

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity Interests) made for cash on a primary basis by the Issuer, or other cash equity contribution to the Issuer, other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees or (b) public offerings with respect to the Issuer’s Qualified Equity Interests (or options, warrants or rights with respect thereto) registered on Form S-4 or S-8.

“Rating Agencies” means Moody’s, S&P and Fitch.

“Rating Decline” means the occurrence of a decrease in the rating of the Notes by at least two of the three Rating Agencies (including gradations within the ratings categories, as well as between categories) within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Issuer or Parent to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) unless each such Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the request of the Issuer or the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a “Rating Decline” shall not have occurred so long as the Notes have a Specified Investment Grade Rating by at least two of the three Rating Agencies.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“refinance” means to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable fees and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of the Refinancing Indebtedness does not include any Person that is not an obligor of the Refinanced Indebtedness (other than the Issuer or any Guarantor);

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being refinanced or (b) no earlier than 91 days after the maturity date of the Notes; and

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being refinanced that is scheduled to mature on or prior to the maturity date of the Notes.

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Legend” means the legend identified as such in Exhibit A.

“Regulation S Permanent Global Note” means a permanent Regulation S Global Note, substantially in the form of Exhibit A, bearing the Regulation S Legend and the Global Notes Legend and deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee, issued upon exchange of the Regulation S Temporary Global Note.

“Regulation S Temporary Global Note” means a temporary Global Note, substantially in the form of Exhibit A bearing the Regulation S Legend, the Global Notes Legend and the Regulation S Temporary Global Note Legend and deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee, issued in a denomination equal to the outstanding principal amount of the Initial Notes issued pursuant to Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Exhibit A.

“Responsible Financial or Accounting Officer of the Issuer” means any one of the Chief Financial Officer (or other principal financial officer), Controller, Treasurer or Chief Accounting Officer (or other principal accounting officer or controller) of the Issuer.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Notes Legend” means the legend identified as such in Exhibit A.

“Restricted Payment” means any of the following:

(1) the payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis or a basis more favorable to the Issuer and other Restricted Subsidiaries);

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer);

(3) any Investment other than a Permitted Investment; or

(4) any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary permitted pursuant to Section 4.9(b)(6).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S promulgated under the Securities Act.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. For the avoidance of doubt, “Restricted Subsidiary” shall also include each Local Content Entity and each such entity’s respective Subsidiaries, in each case, that is not an Unrestricted Subsidiary. Unless otherwise specified, references to Restricted Subsidiaries shall be to Restricted Subsidiaries of the Issuer.

“S&P” means S&P Global Ratings or any successor to its rating agency business.

“Screened Affiliate” means any Affiliate of a Holder of Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Parent and/or any other Parent Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Credit Agreement” means the Amended and Restated Senior Secured Credit Agreement, dated as of March 17, 2023, by and among the Issuer, as parent, Excelerate Energy Limited Partnership, as Issuer, the Guarantors, Wells Fargo Bank, N.A., as administrative agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Restricted Subsidiary and any provider thereof.

“Specified Investment Grade Rating” means a rating equal to or higher than Baa2 (or the equivalent) by Moody’s, BBB (or the equivalent) by Fitch, and BBB (or the equivalent) by S&P, in each case, with a stable or better outlook.

“Specified Limited Partnership Agreement Payments” means payments by the Issuer to Parent and the other direct or indirect beneficial owners of the Issuer as required by, and subject to the provisions of, the Limited Partnership Agreement.

“Specified Newbuild Debt” shall mean any Indebtedness incurred to finance any Newbuild Project (including Guarantees of such Indebtedness).

“Specified Newbuild Guarantees” shall mean Indebtedness in the form of a Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of any Non-Guarantor Restricted Subsidiary, Venture or Unrestricted Subsidiary, in each case to the extent such Guarantee is subordinated to obligations and/or subject to limitations on recourse.

“Specified Permitted Tax Receivable Agreement Payments” means payments by the Issuer to Parent and the other direct or indirect beneficial owners of the Issuer as required by, and subject to the provisions of, the Tax Receivable Agreement (including, for the avoidance of doubt, payments to Parent in order for Parent to make those payments it is required to make by the Tax Receivable Agreement).

“Standard Undertakings” means customary representations, warranties, covenants, indemnities, reimbursement obligations, performance undertakings, guarantees of performance, and similar customary payment obligations (in each case including customary limitations on liability) entered into by the Issuer or any of its Subsidiaries, whether joint and several or otherwise, which the Issuer has reasonably determined in good faith to be customary in a Permitted Factoring Arrangement.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, company, exempted company, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer. For the avoidance of doubt, “Subsidiary” shall also include each Local Content Entity and each such entity’s respective Subsidiaries.

“Summit” means the Summit LNG Vessel.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of April 12, 2022, entered into by the Parent, the Issuer, EE Holdings, the George Kaiser Family Foundation (or their Affiliates), and the other parties thereto.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended.

“Transactions” has the meaning set forth in the Offering Memorandum.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 15, 2027; provided, however, that if the period from the redemption date to May 15, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means (1) (i) Bangla LNG Terminal Limited, (ii) GBK Hull 2402, LLC (iii) Excelerate Energy LatAm Holdings, LLC, (iv) Excelerate Energy Brazil, LLC, (v) Excelerate Energy Regasification Holdings, LLC, (vi) Excelerate Energy Serviços de Regaseificação Ltda., (vii) Excelerate Energy Bangladesh, LLC, (viii) Excelerate Energy Bangladesh Holdings, LLC, (ix) Excelerate Energy Bangladesh Limited, (x) Excelerate Energy Bangladesh DMCC, (xi) Excelerate Vessel Holdings ApS and (xii) Excelerate Vessel Company Limited Partnership, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in accordance with Section 4.16 and (3) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Venture” means joint ventures and general or limited partnerships or other types of entities entered into by the Issuer or a Restricted Subsidiary with third parties pursuant to a bona fide transaction in any Permitted Business.

“Vessel” means any floating storage and regasification unit, any liquefied natural gas carrier vessel and any other type vessel involved in the LNG transportation, storage and regasification industry.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

Section 1.2. Other Definitions.

Defined in Section
“acceleration declaration”	6.2
“Act”	11.13(a)
“Affiliate Transaction”	4.11(a)
“Alternate Offer”	4.13(g)
“Applicable Premium Deficit”	8.8
“Authorized Agent”	11.7
“Change of Control Offer”	4.13(b)
“Change of Control Payment Date”	4.13(b)
“Change of Control Purchase Price”	4.13(a)
“Clearstream”	2.1(b)
“Covenant Defeasance”	8.3
“Coverage Ratio Exception”	4.9(a)
“Deposit Trustee”	8.5

“Designation”	4.16	(a)
“Designation Amount”	4.16	(a)
“Directing Holder”	6.12	(a)
“EDGAR”	4.3	(a)
“Euroclear”	2.1	(b)
“Event of Default”	6.1
“Excess Proceeds”	4.10	(b)
“IAI Global Note”	2.1	(b)
“Initial Lien”	4.12	(a)
“Initial Notes”	Preamble
“LCT Election”	1.4	(a)
“LCT Test Date”	1.4	(a)
“Legal Defeasance”	8.2
“Net Proceeds Offer”	4.10	(c)
“Net Proceeds Offer Amount”	4.10	(d)
“Net Proceeds Offer Period”	4.10	(d)
“Net Proceeds Purchase Date”	4.10	(d)
“Noteholder Direction”	6.12	(a)
“Paying Agent”	Preamble
“Permitted Indebtedness”	4.9	(b)
“Position Representation”	6.12	(a)
“QIBs”	2.1	(b)
“Redesignation”	4.16	(c)
“Registrar”	Preamble
“Regulation S”	2.1	(b)
“Restricted Payments Builder Basket”	4.7	(a)
“Rule 144A”	2.1	(b)
“Rule 144A Global Note”	2.1	(b)
“Special Mandatory Redemption”	3.8	(a)
“Special Mandatory Redemption Event”	3.8	(a)
“Special Mandatory Redemption Notice”	3.8	(b)
“Special Mandatory Redemption Price”	3.8	(a)
“Successor”	5.1	(a)
“Termination Date”	4.17	(a)
“Trustee”	Preamble
“Verification Covenant”	6.12	(a)

Section 1.3. Rules of Construction.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless otherwise specified, any reference to Section, Article or Exhibit refers to such Section, Article or Exhibit, as the case may be, of this Indenture;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Section 1.4. Limited Condition Transaction.

(a) Notwithstanding anything to the contrary in this Indenture, when (a) determining compliance with any provision of this Indenture which requires the calculation of the Consolidated Interest Coverage Ratio or the Consolidated Total Net Debt Ratio, (b) determining compliance with any provision of this Indenture which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or (c) testing availability under baskets set forth in this Indenture (including baskets measured as a percentage of Consolidated Net Total Assets), in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the availability under any baskets shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”, which LCT Election may be in respect of one or more of clauses (a), (b) and (c) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into (the “LCT Test Date”).

(b) If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Stock and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recently ended period prior to the LCT Test Date for which annual or quarterly consolidated financial statements of the Issuer are available (as determined in good faith by the Issuer), the Issuer could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to clauses (1), (2) and (7) (solely with respect to the Issuer) under Section 6.1, shall be continuing on the date such Limited Condition Transaction is consummated.

(c) For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations any components of such ratio (including due to fluctuations of the target of any Limited Condition Transaction)) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction, unless on such date an Event of Default pursuant to clauses (1), (2) and (7) (solely with respect to the Issuer) under Section 6.1 shall be continuing. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket availability or compliance with any other provision hereunder on or following the relevant LCT Test Date and prior to the earliest of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or compliance with any other provision hereunder shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or preferred stock, and the use of proceeds thereof) had been consummated on the LCT Test Date.

(d) Notwithstanding the foregoing, the Issuer may at any time withdraw any LCT Election, in which case any Indebtedness and Liens incurred in reliance on such LCT Election in accordance with the foregoing outstanding at such time, if any, shall be deemed to be incurred on the date of such withdrawal.

ARTICLE II

THE NOTES

Section 2.1. Form and Dating. The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered Holder will be treated as the owner of such Note for all purposes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

(b) The Initial Notes are being issued by the Issuer only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) to non-U.S. persons (as defined under Regulation S under the Securities Act (“Regulation S”)) in offshore transactions in reliance on Regulation S. After such initial issuance, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs in reliance on Rule 144A, outside the United States pursuant to Regulation S, to IAIs or to the Issuer, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend and the Global Notes Legend (collectively, the “Rule 144A Global Note”), deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. One or more Global Notes substantially in the form set forth in Exhibit A and bearing the Restricted Notes Legend and the Global Notes Legend (collectively, the “IAI Global Note”) shall also be issued on the Issue Date and deposited with the Notes Custodian to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Initial Notes that are offered to non-U.S. persons in offshore transactions in reliance on Regulation S shall be initially issued in the form of one or more Regulation S Temporary Global Notes substantially in the form set forth in Exhibit A and bearing the Regulation S Legend, the Regulation S Temporary Global Note Legend and the Global Notes Legend, deposited with the Note Custodian for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Within a reasonable time after the termination of the applicable Restricted Period and upon delivery of the certification contemplated by Exhibit F, temporary beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the form of one or more Regulation S Permanent Global Notes substantially in the form set forth in Exhibit A and bearing the Regulation S Legend and the Global Notes Legend, deposited with the Note Custodian pursuant to the Applicable Procedures. Prior to the end of the Restricted Period, interests in the Regulation S Temporary Global Note may only be transferred to non-U.S. persons, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein. To the extent CUSIP numbers are issued pursuant to Section 2.14, the Rule 144A Global Note, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the IAI Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, at the direction of the Trustee, in accordance with the instructions given by the Holder thereof as required by Section 2.6(b) hereof. Transfers of Notes among QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.15.

(c) Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1 and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary.

Section 2.2. Execution and Authentication. An Officer shall sign the Notes for the Issuer by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual, facsimile or electronic signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuer signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with and receipt of an Opinion of Counsel, authenticate Notes for original issue in the aggregate principal amount stated in such written order.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent or agents. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

Section 2.3. Registrar; Paying Agent. The Issuer shall maintain an office or agency where Notes may be (i) presented for registration of transfer or for exchange with the Registrar and (ii) presented for payment to a Paying Agent. The Registrar, acting solely for this purpose as a non-fiduciary agent, shall keep a register of the Notes and of their transfer and exchange and the Paying Agent shall be authorized by the Issuer to pay the principal of, premium, if any, or interest on any Notes on behalf of the Issuer.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent, at its Corporate Trust Office. The Issuer may appoint one or more additional Registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

The Issuer shall notify the Trustee in writing, and the Trustee shall notify the Holders, of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

Section 2.4. Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it in trust for the benefit of the Holders or the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it in trust for the benefit of the Holders or the Trustee to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for such money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of any of the events specified in Section 6.1, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.6. Book-Entry Provisions for Global Notes.

(a) Each Global Note shall (i) deposited with the Trustee as custodian for DTC, (ii) registered in the name of Cede & Co., as nominee of DTC, and (iii) bear the Global Note legends as required by Section 2.6(e). Ownership of beneficial interest in each global note shall be limited to Participants in the Depositary or persons who hold interests through Participants.

Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Note Custodian, or under such Global Note, and the Depositary may be treated by the Issuer, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any Beneficial Owners in the Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.15 and the rules and procedures of the Depositary. In addition, certificated Notes shall be transferred to Beneficial Owners in exchange for their beneficial interests only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from any Holder of a Global Note to issue such certificated Notes or (iii) the Issuer, in its sole discretion, notifies the Trustee that it elects to cause the issuance of certificated Notes.

(c) In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.6(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated Notes of authorized denominations.

(d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Each Global Note shall bear the Global Note Legend on the face thereof.

(f) At such time as all beneficial interests in Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and certificated Notes at the Registrar’s request.

(2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 3.6, Section 4.10, Section 4.13 or Section 9.4).

(3) All Global Notes and certificated Notes issued upon any registration of transfer or exchange of Global Notes or certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes (or interests therein) or certificated Notes surrendered upon such registration of transfer or exchange.

(4) None of the Issuer, the Trustee or the Registrar is required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Issuer shall be affected by notice to the contrary.

(6) The Trustee shall authenticate Global Notes and certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any certificated Note in exchange for a Global Note.

(7) Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(8) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(9) In connection with any proposed exchange of a certificated Note for a Global Note, the Issuer or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer, the Trustee and the Agents may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on any payment date, money sufficient to pay the amounts under the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9. Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10. Reserved.

Section 2.11. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its retention policy then in effect, and certification of their disposal delivered to the Issuer upon its written request therefor.

Section 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date. At least 15 days before the special record date, the Issuer (or, at the request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof. Notwithstanding the foregoing, if the Issuer pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, no special record date will be set and payment will be made to the Holders as of the original record date.

Section 2.13. Computation of Interest. Interest, if any, on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.14. CUSIP Number. The Issuer in issuing the Notes may use a “CUSIP” number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in any CUSIP number.

Section 2.15. Special Transfer Provisions. Each Note issued pursuant to an exemption from registration under the Securities Act (other than in reliance on Regulation S) will constitute a Transfer Restricted Note and be required to bear the Restricted Notes Legend until the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate (within the meaning of Rule 405 under the Securities Act) of the Issuer was the owner of such Notes (or any predecessor thereto), unless and until such Transfer Restricted Note is transferred or exchanged pursuant to an effective registration statement under the Securities Act.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note issued in reliance on Regulation S to a QIB:

(1) The Registrar shall register the transfer of a Note issued in reliance on Regulation S by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a certificate substantially in the form set forth in Exhibit C from the proposed transferor; provided that the letter required by this clause (b) shall only be required prior to the expiration of the Restricted Period.

(2) If the proposed transferee is a Participant and the Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph 2.15(a)(1) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such Regulation S Global Note to be so transferred.

(b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(1) The Registrar shall register any proposed transfer of a Transfer Restricted Note by a Holder pursuant to Regulation S upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a certificate substantially in the form set forth in Exhibit D hereto from the proposed transferor.

(2) If the proposed transferee is a Participant and the Transfer Restricted Note to be transferred consists of an interest in the Rule 144A Global Note or the IAI Global Note upon receipt by the Registrar of (x) the letter, if any, required by paragraph 2.15(b)(1) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note to be transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Note or the IAI Global Note to be transferred.

(c) Transfers to IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note issued in reliance on Rule 144A or Regulation S to an IAI:

(1) The Registrar shall register the transfer of a Note issued in reliance on Rule 144A or Regulation S by a Holder to an IAI if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a certificate substantially in the form set forth in Exhibit E from the proposed transferor.

(2) If the proposed transferee is a Participant and the Note to be transferred consists of an interest in the Rule 144A Global Note or the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph 2.15(c)(1) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of such 144A Global Note or the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such 144A Global Note or Regulation S Global Note to be so transferred.

(d) In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.6, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (a), (b) and (c) of this Section 2.15 above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Regulation S or other applicable exemption, as the case may be) and such other procedures as may from time to time be adopted by the Issuer and notified to the Trustee in writing.

(e) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f) Regulation S Legend and/or Regulation S Temporary Global Note Legend. Upon the transfer, exchange or replacement of Notes not bearing the Regulation S Legend or the Regulation S Temporary Global Note Legend, as applicable, the Registrar shall deliver Notes that do not bear the Regulation S Legend or the Regulation S Temporary Global Note Legend, as applicable. Upon the transfer, exchange or replacement of Notes bearing the Regulation S Legend or the Regulation S Temporary Global

Note Legend, as applicable, the Registrar shall deliver only Notes that bear the Regulation S Legend or the Regulation S Temporary Global Note Legend, as applicable, unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(g) General. By its acceptance of any Note bearing the Restricted Notes Legend, the Regulation S Legend or the Regulation S Temporary Global Note Legend, as applicable, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend, the Regulation S Legend or the Regulation S Temporary Global Note Legend, as applicable, and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the Applicable Procedures of the Depositary but is not subject to any procedure required by this Indenture.

In connection with any proposed transfer pursuant to Regulation S or pursuant to any other available exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A), the Issuer may require the delivery of an Opinion of Counsel, other certifications or other information satisfactory to the Issuer.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15.

Section 2.16. Issuance of Additional Notes. The Issuer shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, first interest payment date applicable thereto, date from which interest will accrue and transfer restrictions; provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9; provided, further, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number from the Initial Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including for purposes of voting, redemptions and offers to purchase.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue;

(3) whether such Additional Notes shall be Transfer Restricted Notes; and

(4) that such issuance is not prohibited by this Indenture.

The Trustee shall, upon receipt of the Officer’s Certificate and Opinion of Counsel, authenticate the Additional Notes in accordance with the provisions of Section 2.2 of this Indenture.

Section 2.17. Reportable Payments; Withholdable Payments.For certain payments made pursuant to this Indenture, the Paying Agent or Trustee may be required to make a “reportable payment” or “withholdable payment” under Chapters 3, 4 and 61 of the Code. The Paying Agent and/or Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” The Paying Agent and Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Paying Agent or Trustee to satisfy its reporting and withholding obligations under the Code. To the extent such forms to be delivered are not provided prior to or by the time the related payment is required to be made or are determined by the Paying Agent or Trustee to be incomplete and/or inaccurate in any respect, the Paying Agent or Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4 or 61 of the Code, and shall have no obligation to gross up any such payment.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.1. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least two Business Days (or such shorter period as is acceptable to the Trustee) before sending a notice of such redemption, an Officer’s Certificate setting forth the (i) section of this Indenture pursuant to which the redemption shall occur, (ii) redemption date and (iii) principal amount of Notes to be redeemed.

Section 3.2. Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, the Trustee shall, upon the prior written request of the Issuer, select the Notes to be redeemed among the Holders on a pro rata basis (except that any Notes represented by a Global Note will be redeemed by such method the Depositary may require); provided, however, that no Notes of $2,000 in original principal amount or less shall be selected for redemption in part.

On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on Notes or portions of them called for redemption so long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture (including accrued and unpaid interest on the Notes to be redeemed). The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiples of $1,000 thereof) of the principal of the Notes that have minimum denominations larger than $2,000.

Section 3.3. Notice of Optional Redemption. The Issuer shall deliver or cause to be delivered in accordance with Section 11.2, a notice of optional redemption to the Holders, at least 10 days but not more than 60 days before the redemption date (except that redemption notices may be delivered more than 60 days before a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII). Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Issuer’s discretion if as determined in good faith by the Issuer, any or all of such conditions will not be satisfied. The Issuer shall provide the Trustee with written notice no later than 10:00 a.m., New York City time, on the redemption date of the satisfaction or waiver of such conditions precedent, the delay of such redemption or the rescission of such notice of redemption in the same manner that the related notice of redemption was given to the Trustee, and the Trustee shall send a copy of such notice to the Holders in the same manner that the related notice of redemption was given to such Holders. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. In no event will the Trustee be responsible for monitoring or charged with knowledge of, the maximum aggregate amount of Notes eligible under this Indenture to be redeemed.

The notice shall identify the Notes to be redeemed (including “CUSIP” numbers and corresponding “ISINs”, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price (or the method by which it is to be determined);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate);

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) any conditions precedent to such redemption.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least three Business Days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice sent in the manner herein provided shall be deemed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

Section 3.4. Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the applicable redemption price, subject to satisfaction of any conditions specified in the notice of redemption and as further contemplated by the first paragraph of Section 3.3.

Section 3.5. Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the redemption price on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed.

If Notes called for redemption are paid or if the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed, on and after the redemption date, and interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, and interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest, if any, not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1.

Section 3.6. Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

Section 3.7. Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time or from time to time prior to May 15, 2027 at the option of the Issuer, upon notice as provided in Section 3.3, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date). The Issuer will calculate the Treasury Rate and Applicable Premium and, two Business Days prior to the redemption date, provide an Officer’s Certificate to the Trustee setting forth the Treasury Rate and the Applicable Premium and showing the calculation of each in reasonable detail.

(b) At any time or from time to time on or after May 15, 2027, the Issuer, at its option, may redeem the Notes, in whole or in part, upon notice as provided in Section 3.3, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning May 15 of the years indicated below:

Year	Optional redemption price
2027	104.000%
2028	102.000%
2029 and thereafter	100.000%

(c) At any time or from time to time prior to May 15, 2027, the Issuer, at its option, may, on any one or more occasions, redeem up to 40.0% of the principal amount of the outstanding Notes issued under this Indenture, upon notice as provided in Section 3.3, in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 60.0% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after giving effect to any such redemption (unless all such Notes are redeemed substantially concurrently); and

(2) the redemption occurs not more than 180 days after the date of the closing of any such Qualified Equity Offering.

(d) The Issuer may redeem Notes as provided in Section 4.13(h).

(e) The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws.

Section 3.8. Special Mandatory Redemption.

(a) In the event that (a) the Acquisition is not consummated or (b) the Acquisition is terminated or abandoned, in each case of (a) or (b) at any time on or prior to August 25, 2025 (such termination or abandonment to be communicated in writing by the Company to the Trustee in order for this clause (b) to be effective) (any such event being a “Special Mandatory Redemption Event”), the Issuer will redeem all of the Notes (the “Special Mandatory Redemption”), at a price equal to 100% of the issue price of the Notes plus accrued and unpaid interest, to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

(b) Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”) shall be delivered to the Trustee and delivered to Holders according to the procedures of DTC within ten Business Days after the Special Mandatory Redemption Event. At the Issuer’s written request, the Trustee shall give the Special Mandatory Redemption Notice in the Issuer’s name and at the Issuer’s expense. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than ten Business Days (or such other minimum period as may be required by DTC) after mailing or sending the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

(c) If funds sufficient to pay the Special Mandatory Redemption Price of all of the Notes on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such Notes shall terminate.

(d) Upon the consummation of the Acquisition, this Section 3.8 will cease to apply.

Section 3.9. Certain Tender Offers. If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party approved in writing by the Issuer making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following any such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date or purchase date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date or purchase date.

ARTICLE IV

COVENANTS

Section 4.1. Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent (if other than the Issuer or a Subsidiary thereof) holds, as of 11:00 a.m. (New York City time) on the relevant payment date, U.S. dollars deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.2. Maintenance of Office or Agency. The Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3; provided the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuer for the purpose of effecting service of legal process on the Issuer.

Section 4.3. Provision of Financial Information.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee and the Holders, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system) within the time periods specified in the SEC’s rules and regulations after giving effect to any applicable grace periods therein:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided that (a) the above information will not be required to contain (i) the separate financial information for Guarantors as contemplated by Rule 13-01 of Regulation S-X, (ii) any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X, (iii) any information contemplated by Rule 13-02 of Regulation S-X, (iv) any schedules required by Regulation S-X, or (v) in each such case, any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.

(b) If the Issuer is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, then the Issuer may satisfy its obligations under this Section 4.3 with respect to the information relating to the Issuer that would be required in Section 4.3(a) by furnishing such financial information relating to any Parent Company (including Parent); provided that if the financial information so furnished relates to any Parent Company and the Parent Company has material independent assets or operations, the same is accompanied by consolidating information (which need not be audited), and can be (but is not required to be), either on the face of the financial information or in the footnotes thereto or in “Management’s Discussion and Analysis of the Financial Condition and Results of Operations”, a reasonably detailed description of the quantitative differences between the information relating to such Parent Company, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries on a standalone basis, on the other hand.

(c) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.3(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

(d) So long as any Notes are outstanding (unless restricted by law, including in connection with any proposed securities offering), the Issuer will also:

(1) not later than 15 Business Days after filing or furnishing a copy of each, use its commercially reasonable efforts, consistent with its judgment as to what is prudent at the time, to participate in quarterly conference calls after the delivery of the reports referred to in Section 4.3(a)(1) with the SEC or the Trustee, hold a conference call to discuss the results of operations for the relevant reporting period (the Issuer may satisfy the requirements of this clause (d)(1) by holding the required conference call within the time period required by this clause (d)(1) as part of any earnings call of the Issuer or any Parent Company); and

(2) issue a press release or otherwise publicly announce no fewer than two Business Days prior to the date of any conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuer to contact the appropriate person at the Issuer to obtain such information.

(e) To the extent the Issuer or Parent, as applicable, is not required to file any of the reports required by Section 4.3(a) with the SEC, the Issuer shall (i) maintain a public website on which the reports required by Section 4.3(a) are posted along with details regarding the times and dates of conference calls required above and information on how to obtain access to such conference calls, (ii) file such reports electronically with the SEC through EDGAR (or any successor system) or (iii) post such reports on Intralinks or any comparable password protected online data system, which may require a confidentiality acknowledgement.

(f) Any and all Defaults arising from a failure to furnish in a timely manner any information or notice required by this covenant shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.3) upon furnishing such information or notice as contemplated by this Section 4.3 (but without regard to the date on which such information or notice is so furnished).

(g) For so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants in this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system), to examine such reports, information, documents to ensure compliance with the provisions of this Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein, or to participate in any conference calls.

Section 4.4. Compliance Certificate. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2025, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after upon any Officer becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.5. Taxes. The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.6. Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7. Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Payment Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to Sections 4.7(b)(2) through (13) and Section 4.7(b)(15); provided that Restricted Payments made after the Issue Date pursuant to Section 4.7(b)(14) shall not cause the amount calculated pursuant to Section 4.7(a)(3)(A) to be less than zero for any fiscal period), exceeds the sum (the “Restricted Payments Builder Basket”) of (without duplication):

(A) 50.0% of Consolidated Net Income of the Issuer and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on April 1, 2025 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(B) 100.0% of (i) the aggregate net cash proceeds, or the Fair Market Value of any assets or Equity Interests of any Person, in each case received by the Issuer or its Restricted Subsidiaries on or after the Issue Date as a contribution to the Issuer’s common equity capital or from the issue or sale of Qualified Equity Interests of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Issuer or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities issued or sold to a Subsidiary of the Issuer or net cash proceeds received by the Issuer from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with the provisions set forth under Section 3.7(c)), and (ii) the aggregate net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (i) above, plus

(C) in the case of the Disposition or repayment of or return on any Investment that was treated as a Restricted Payment made by the Issuer after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100.0% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, plus

(D) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Builder Basket and were not previously repaid or otherwise reduced, plus

(E) $75.0 million.

(b) Notwithstanding the foregoing, Section 4.7(a) shall not prohibit:

(1) the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of this Indenture;

(2) any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.9 and the other terms of this Indenture;

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (A) at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.13 or (B) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(5) redemptions, repurchases or other acquisitions or retirements for value by the Issuer of, or distributions to any Parent Company to permit such Parent Company to redeem, repurchase, or otherwise acquire or retire for value, Equity Interests of the Issuer or any Parent Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in the case of clause (y), that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $20.0 million during any calendar year (with unused amounts in any calendar year being carried forward to succeeding calendar years) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer or any Parent Company (to the extent received by or contributed to the

Issuer or any Restricted Subsidiary) from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5);

(6) (A) redemptions, repurchases or other acquisitions or retirements for value by the Issuer of, or distributions to any Parent Company to fund repurchases, redemptions or other acquisitions or retirements for value of, Equity Interests of any Parent Company or the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or any Parent Company or other convertible securities to the extent such Equity Interests represent a portion of the exercise or exchange price thereof, (B) any repurchase, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or similar rights or (C) repurchases of Equity Interests of the Issuer solely (i) in exchange for additional Equity Interests of the Issuer or (ii) with any cash proceeds that are actually received by the Issuer from a substantially concurrent offering of Equity Interests of a Parent Company or the Issuer or as a capital contribution from a Parent Company, so long as no Event of Default has occurred and is continuing or would immediately result therefrom;

(7) so long as no Payment Default or Event of Default has occurred and is continuing or would result therefrom, dividends or distributions on Disqualified Equity Interests of the Issuer or any Restricted Subsidiary or on any Preferred Stock of any Restricted Subsidiary, in each case issued in compliance with Section 4.9 to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8) the payment of cash in lieu of fractional Equity Interests;

(9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with Section 5.1;

(10) cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(11) so long as no Payment Default or Event of Default has occurred and is continuing or would result therefrom, payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed the greater of (A) $75.0 million and (B) 2.5% of the Issuer’s Consolidated Net Total Assets determined at the time of the Restricted Payment;

(12) Permitted Payments to Parent Entities, Specified Limited Partnership Agreement Payments and Specified Permitted Tax Receivable Agreement Payments;

(13) that no more than once per fiscal quarter, the Issuer may make a Restricted Payment to any Parent Company in an aggregate amount for all such Restricted Payments in any fiscal year not to exceed 3.0% of the aggregate value (calculated based on price-per-share basis) of the issued and outstanding Equity Interests of Parent; provided that, at the time of payment, no Default has occurred and is continuing or would immediately result therefrom;

(14) Restricted Payments so long as at the time of any such payment, (i) no Payment Default of Event of Default has occurred and is continuing or would immediately result therefrom and (ii) immediately before and immediately after giving pro forma effect to such Restricted Payment, the Consolidated Total Net Debt Ratio does not exceed 2.00:1.00 determined at the time of the Restricted Payment; and

(15) Permitted Tax Distributions;

provided that no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Builder Basket to the extent of such payment.

For purposes of determining compliance with this Section 4.7, in the event that any Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.7(a) or Sections 4.7(b)(1) through (15) and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Issuer will, in its sole discretion, be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, such Restricted Payment or Investment (or any portion thereof) among Section 4.7(a) and/or such Sections 4.7(b)(1) through (15) and/or one or more clauses contained in the definition of “Permitted Investments” in a manner that otherwise complies with this covenant.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall be Permitted Investments under clause (1)(b) of the definition thereof, and for the avoidance of doubt, all such Investments shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (3) of the definition of “Restricted Payments”, in each case, to the extent such Investments would otherwise be so counted.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.8. Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Non-Guarantor Subsidiary that is a Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(2) make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above);

(b) Notwithstanding the foregoing, Section 4.8(a) shall not prohibit, encumbrances or restrictions:

(1) existing under the Senior Credit Agreement;

(2) existing under any agreements existing on the Issue Date (other than clause (1) above or clause (4) below);

(3) [reserved];

(4) existing under this Indenture, the Notes and the Guarantees;

(5) existing under any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6) existing under any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(7) existing under any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (4), (5), (6) or (10) of this Section 4.8(b) or this clause (7); provided, however, that such encumbrances and restrictions contained in such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than such encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(8) existing under or by reason of applicable law, regulation or order;

(9) resulting from assignment or non-assignment provisions of any contract, including any charter party agreement, drilling contract or any demise, bareboat, time voyage, other charter or any lease, entered into in the ordinary course of business;

(10) in the case of Section 4.8(a)(3) above, encumbrances or restrictions permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to Dispose of the assets securing such Indebtedness;

(11) imposed under any agreement to sell Equity Interests or assets, as permitted under this Indenture, to any Person pending the closing of such sale;

(12) (A) resulting from any other agreement governing Indebtedness or other obligations entered into after the Issue Date that contains encumbrances and restrictions that in the good faith judgment of the Issuer are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date or those contained in this Indenture, the Notes and the Guarantees or (B) contained in agreements or instruments governing such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(13) as a result of customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(14) resulting from any agreement governing Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with Section 4.9 that imposes restrictions of the nature described in Section 4.8(a)(3) on the assets acquired;

(15) on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(16) with respect to an Unrestricted Subsidiary or Equity Interests thereof pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property so acquired;

(17) resulting from supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements;

(18) that are customary provisions contained in licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(19) that are customary provisions (i) contained in agreements in respect of floating storage regasification units (FSRUs) or other Vessels entered into in the ordinary course of business and (ii) which condition the creation or incurrence of Liens and other encumbrances upon such FSRU or other Vessel upon conditions of quiet enjoyment and other similar limitations on the impairment of use by a charter party of the subject FSRU or Vessel; and

(20) customary restrictions and conditions in connection with Specified Newbuild Debt.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments or accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Section 4.9. Limitation on Additional Indebtedness.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer and any of its Restricted Subsidiaries may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Issuer’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

(b) Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer or any Restricted Subsidiary under one or more Debt Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed the greater of (A) $1,000.0 million and (B) 35.0% of the Issuer’s Consolidated Net Total Assets determined at the time of incurrence;

(2) Indebtedness represented by (A) the Notes issued on the Issue Date (excluding any Additional Notes) and (B) the Guarantees of the Notes issued on the Issue Date (excluding any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) of this Section 4.9(b));

(4) guarantees by the Issuer or any Restricted Subsidiary of Indebtedness permitted to be incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes;

(5) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (A) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.9, and (B) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(6) Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that

(A) if the Issuer is the obligor on Indebtedness and neither the Issuer nor a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(B) if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; and

(C) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and

(i) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary shall be deemed, in each case of this subclause (C), to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7) Indebtedness in respect of (a) workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, statutory obligations, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, bids, trade contracts, leases, letters of credit, performance bonds or guarantees, bid bonds, appeal or surety bonds, customs bonds and similar obligations, in each case provided in the ordinary course of business (including in connection with the Acquisition or any other Permitted Investment), including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, statutory obligations, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bids, trade contracts, leases, letters of credit, performance bonds, bid bonds, performance, trade secrets, leases, appeal or surety bonds, customs bonds and similar obligations, (b) pension schemes and pension plans sponsored by the Issuer or its Restricted Subsidiaries for the benefit of past, current or future employees and (c) any extensions or replacements of the foregoing, and any other Indebtedness of the Issuer and its Restricted Subsidiaries constituting Guarantees therefor;

(8) Purchase Money Indebtedness or Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary in an aggregate principal amount, taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (A) $120.0 million and (B) 4.0% of the Issuer’s Consolidated Net Total Assets determined at the time of incurrence;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business and any immaterial overdrafts and related liabilities arising from any treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clauses (2), (3) or (8), this clause (11), clauses (13), (15), (16), (19), (20) and (21) of this Section 4.9(b);

(12) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or Disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(13) additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and then outstanding and any Refinancing Indebtedness in respect thereof, will not exceed the greater of (A) $120.0 million and (B) 4.0% of the Issuer’s Consolidated Net Total Assets determined at the time of incurrence;

(14) Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(15) Indebtedness of any Person that becomes a Restricted Subsidiary, to the extent such Indebtedness was outstanding at the time such Person becomes a Restricted Subsidiary and was not incurred in contemplation thereof, and any Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any Restricted Subsidiary, or merged or consolidated with or into the Issuer or any Restricted Subsidiary or incurred by the Issuer or any Restricted Subsidiary to finance any such acquisition or merger; provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or merged or consolidated with the Issuer or any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (15) and any other related Indebtedness and the application of proceeds therefrom, either (A) the Issuer or the applicable Restricted Subsidiary would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (B) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation;

(16) Indebtedness in respect of letters of credit, bankers’ acceptances, letters of guaranty, surety bonds and similar credit transactions (or reimbursement agreements in respect thereof and with each such instrument being deemed to have a principal amount equal to the face amount thereof) in the ordinary course;

(17) Indebtedness consisting of the financing of insurance premiums;

(18) to the extent constituting Indebtedness, prepayments for property or services under any drilling contract, pool agreement or charter party agreement in the ordinary course of business;

(19) Indebtedness of the Foreign Subsidiaries or other Non-Guarantor Subsidiaries in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (19) and then outstanding and any Refinancing Indebtedness in respect thereof, will not at any one time outstanding exceed the greater of (A) $150.0 million and (B) 5.0% of the Issuer’s Consolidated Net Total Assets determined at the time of incurrence;

(20) Indebtedness of the Issuer in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Qualified Equity Interests of the Issuer or contributed to the capital of the Issuer as determined in accordance with Section 4.7(a)(3)(B) to the extent such net cash proceeds have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 4.7(a) or to make Permitted Investments specified in clause (15) of the definition thereof;

(21) Indebtedness of the Issuer and its Restricted Subsidiaries incurred to finance Newbuild Projects in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (21) and then outstanding and any Refinancing Indebtedness in respect thereof, will not exceed $300.0 million outstanding; provided that such Indebtedness shall only be secured by Liens that are not prohibited under the definition of Non-Recourse Debt or otherwise is a Permitted Lien;

(22) (i) the Experience Standby Charter Guarantee and (ii) Indebtedness incurred or assumed by, or novated to, the Issuer on or after the Experience Standby Charter Guarantee Call Date to satisfy the Issuer’s obligations under the Experience Standby Charter Guarantee; provided that, in the case of this clause (ii), no Default shall have occurred and be continuing or would immediately result from such incurrence, assumption or novation; and

(23) Indebtedness of the Issuer or any Restricted Subsidiary incurred pursuant to a Permitted Factoring Arrangement; provided that the outstanding principal (or equivalent) amount of Indebtedness referred to in this clause (23) shall not exceed $50.0 million.

(c) For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (23) above, or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer will be permitted, in its sole discretion, to divide and classify such item of Indebtedness, or later reclassify all or a portion of such item of Indebtedness (provided that at the time of reclassification it meets the criteria in such category or categories), in any manner that complies with this Section 4.9; provided, that Indebtedness incurred under the Senior Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above and may not be reclassified. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness under this Section 4.9; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued.

(e) For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(f) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.9, the Issuer shall be in Default of this Section 4.9).

(g) Notwithstanding anything to the contrary in this Section 4.9, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on any ratio based exceptions, thresholds and baskets, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other exceptions, thresholds or baskets (other than ratio based baskets) on the same date. Each item of Indebtedness that is incurred or issued, each Lien incurred and each other transaction undertaken shall be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant ratio based test.

(h) If any Indebtedness is incurred in reliance on a basket measured by reference to a percentage of Consolidated Net Total Assets, and any refinancing thereof would cause the percentage of Consolidated Net Total Assets to be exceeded if calculated based on the Consolidated Net Total Assets on the date of such refinancing, such percentage of Consolidated Net Total Assets will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness does not exceed the sum of (i) the principal amount of such Indebtedness being refinanced, extended, replaced, refunded, renewed or defeased, plus (ii) any accrued and unpaid interest on the Indebtedness (or any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Equity Interests, as applicable) being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness.

Section 4.10. Limitation on Asset Sales.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any Person assuming responsibility for any liability, contingent or otherwise, in connection with the Asset Sale) at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the Equity Interests or assets subject to such Asset Sale; and

(2) except in the case of an Asset Swap, at least 75.0% of the total consideration from such Asset Sale and all other Asset Sales on a cumulative basis since the Issue Date received by the Issuer or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

For purposes of clause (a)(2) above and for no other purpose, the following shall be deemed to be cash:

(A) the amount (without duplication) of any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or a Restricted Subsidiary’s consolidated balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) (other than Subordinated Indebtedness or intercompany Indebtedness) of the Issuer or such Restricted Subsidiary that are cancelled, terminated or expressly assumed by the transferee of any such assets pursuant to a written agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor or indemnifies the Issuer or such Restricted Subsidiary against further liability;

(B) the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received);

(C) any assets or Equity Interests of the kind referred to in Section 4.10(b)(2);

(D) accounts receivable of a business retained by the Issuer or any Restricted Subsidiary, as the case may be, following the sale of such business; provided that such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable; and

(E) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E), not to exceed an amount equal to the greater of (i) $150.0 and (ii) 5.0% of the Issuer’s Consolidated Net Total Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

In the case of any Asset Sale pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of clauses (1) and (2) of this Section 4.10(a).

(b) If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary may, no later than 365 days following the receipt of any Net Available Proceeds therefrom, apply all or any of the Net Available Proceeds therefrom to:

(1) repay, repurchase, redeem, defease or otherwise retire any Indebtedness of the Issuer or a Restricted Subsidiary (other than any Subordinated Indebtedness of the Issuer or a Guarantor, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); or

(2) (A) to make any capital expenditure not prohibited under this Indenture or otherwise invest all or any part of the Net Available Proceeds thereof in one or more assets (other than securities and excluding working capital or current assets for avoidance of doubt) to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Restricted Subsidiaries in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B); provided that the requirements of this clause (b)(2) shall be deemed to be satisfied with respect to any Asset Sale if the Issuer or any Restricted Subsidiary enters into an agreement committing to make the acquisition, investment or expenditure referred to above within 365 days after the receipt of such Net Available Proceeds with the good faith expectation that such Net Available Proceeds will be applied to satisfy such commitment in accordance with such agreement within 180 days after such 365-day period, and if such Net Available Proceeds are not so applied within such 180-day period, then such Net Available Proceeds shall constitute Excess Proceeds (as defined below).

The amount of Net Available Proceeds not applied or invested as provided in clauses (1) or (2) of this Section 4.10(b) shall constitute “Excess Proceeds.”

(c) On the 366th day after an Asset Sale (or, at the Issuer’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer shall be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders and, to the extent required by the terms of other Pari Passu Indebtedness of the Issuer, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sale to purchase or redeem the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of Notes and Pari Passu Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof.

Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Available Proceeds of any Asset Sales is prohibited or delayed by applicable law, the portion of such Net Available Proceeds so affected will not be required to be applied in compliance with this Section 4.10, and such amounts may be retained by the Issuer or Subsidiary, as applicable, so long, but only so long, as the applicable law will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s good faith judgment) to, or otherwise cause the applicable Subsidiary to, promptly take all actions reasonably required by the applicable law to permit such repatriation), and once such repatriation of any of such affected Net Available Proceeds is permitted under the applicable law, such repatriation will be promptly effected and such repatriated Net Available Proceeds will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this Section 4.10 and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Proceeds of any such prohibited or delayed Asset Sale would have a material adverse tax cost consequence with respect to such Net Available Proceeds (which for the avoidance of doubt, may include, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective Affiliates and/or equity partners would incur a tax liability, including as a result of a dividend or a deemed dividend, or a withholding tax), the Net Available Proceeds so affected may be retained by the applicable Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. The Trustee shall be entitled to conclusively rely on an Officer’s Certificate from the Issuer to the effect that applicable law will not permit repatriation of such amounts to the United States.

To the extent that the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Notes and Pari Passu Indebtedness. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

(d) The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this Section 4.10 (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer.

(e) If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(f) Pending the final application of any Net Available Proceeds pursuant to this Section 4.10, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Debt Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by this Indenture.

(g) On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Issuer, in form and substance reasonably satisfactory to the Trustee, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Net Proceeds Offer as soon as practicable after the Net Proceeds Purchase Date.

(h) Notwithstanding the foregoing provisions of this Section 4.10, the sale, conveyance or other Disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, shall be governed by Section 4.13 and/or Section 5.1 and not by this Section 4.10.

(i) The Issuer shall comply with all applicable securities laws and regulations in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11. Limitation on Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise Dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration to or from the Issuer or a Restricted Subsidiary in excess of $15.0 million with respect to any single transaction or series of related transactions, unless:

(1) the terms of such Affiliate Transaction either (i) are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate, or (ii) if in the good faith judgment of the Board of Directors or senior management no comparable transaction is available with which to compare such Affiliate Transaction, are otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view; and

(2) the Issuer delivers to the Trustee, (i) with respect to any Affiliate Transaction involving aggregate value in excess of $25.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a)(1) above and (ii) with respect to any Affiliate Transaction involving aggregate value in excess of $50.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a)(1) above and which sets forth and authenticates a resolution that has been approved by the Board of Directors, including a majority of the disinterested members of the Board of Directors, if any.

(b) Notwithstanding the foregoing, Section 4.11(a) shall not prohibit:

(1) transactions to the extent between or among (i) the Issuer and one or more Restricted Subsidiaries or (ii) Restricted Subsidiaries;

(2) reasonable director, trustee, officer, consultant and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to directors, trustees, officers, consultants and employees of the Issuer and indemnification arrangements, including the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of a Parent Company, the Issuer and the Restricted Subsidiaries in the ordinary course of business, in each case, as determined in good faith by the Board of Directors or senior management;

(3) Permitted Investments or Restricted Payments which are made in accordance with Section 4.7;

(4) transactions pursuant to any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Issuer or its Restricted Subsidiaries than such agreement as it was in effect on the Issue Date;

(5) any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(6) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise related to the purchase or sales of goods or services, in each case in the ordinary course of business and otherwise not in violation of the terms of this Indenture; provided that, in the reasonable determination of the Board of Directors or the senior management of the Issuer, such transactions are fair to the Issuer and its Restricted Subsidiaries from a financial point of view or on terms not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer;

(7) the issuance or sale of any Qualified Equity Interests of the Issuer and the granting of registration, indemnification and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Issuer;

(8) payments to an Affiliate in respect of the Notes or any other Indebtedness of the Issuer or any of its Restricted Subsidiaries on a similar basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;

(9) any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(1);

(10) any transaction where the only consideration paid by the Issuer or the relevant Restricted Subsidiary is Qualified Equity Interests of the Issuer or a Parent Company;

(11) transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent company of the Issuer, and such director is the sole cause for such Person to be deemed an Affiliate of the Issuer or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(12) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer (and any Parent Company) and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer (and any Parent Company) or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer (and any Parent Company) or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes (and, with respect to the Issuer (and any Parent Company) and any Restricted Subsidiaries, which payments by the Issuer (and any Parent Company) and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis);

(13) Intellectual Property licenses in the ordinary course of business or consistent with industry practice;

(14) (A) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (B) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Issuer;

(15) the transactions under the Tax Receivable Agreement and transactions in accordance with the Limited Partnership Agreement; and

(16) Dispositions permitted by clauses (e)(iii) and (r) of the definition of Asset Sale.

Section 4.12. Limitation on Liens.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) upon any of their property or assets (including Equity Interests of any Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, unless contemporaneously with the incurrence of such Lien:

(1) in the case of any Lien securing Indebtedness that is not Subordinated Indebtedness, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such Indebtedness with a Lien on the same collateral; and

(2) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is senior to the Lien securing such Subordinated Indebtedness.

(b) A Lien created for the benefit of the Holders pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien. In addition, in the event that an Initial Lien is or becomes a Permitted Lien, the Issuer may, at its option and without consent from any Holder of the Notes, elect to release and discharge any Lien created for the benefit of the Holders pursuant to Section 4.12(a) in respect of such Initial Lien.

Section 4.13. Offer to Purchase upon Change of Control Triggering Event.

(a) Upon the occurrence of any Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under Section 3.7, each Holder shall have the right, except as provided below, to require that the Issuer purchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

(b) Not later than 30 days following any Change of Control Triggering Event, the Issuer shall deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Change of Control Payment Date; and

(3) describing the procedures, as determined by the Issuer, consistent with this Indenture, that Holders must follow to accept the Change of Control Offer.

(c) On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered;

(2) accept for payment all Notes or portions of Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d) The Paying Agent shall promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

(f) A Change of Control Offer shall remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (ii) in connection with or in contemplation of any publicly announced Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer or (iii) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.3, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied.

(h) If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or Alternate Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or an Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price or an Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Purchase Price or an Alternate Offer price, as applicable, accrued and unpaid interest, if any, to, but excluding, the redemption date.

(i) The Issuer shall comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e- 1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(j) The provisions under this Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

(k) Notwithstanding anything to the contrary contained in this Section 4.13, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event or other events or circumstances, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.14. Corporate Existence. Subject to Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of the Guarantors in accordance with the respective organizational or constitutional documents (as the same may be amended from time to time) of the Issuer or any such Guarantor and the rights (charter and statutory), licenses and franchises of the Issuer and the Guarantors; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Guarantors, if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15. Additional Guarantees. If, after the Issue Date, any Restricted Subsidiary of the Issuer that is a Domestic Subsidiary and is not already a Guarantor shall guarantee any Indebtedness of the Issuer or any Guarantor under the (i) Senior Credit Agreement or (ii) any Debt Facility or capital markets debt securities of the Issuer or any Guarantor, in each case of this clause (ii), in an aggregate principal amount that exceeds the greater of (x) $30.0 million and (y) 1.0% of Consolidated Net Total Assets, then the Issuer shall, within 30 days thereof, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in substantially the form attached hereto as Exhibit B pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations set forth in Article X.

Section 4.16. Limitation on Designation of Unrestricted Subsidiaries.

(a) The Board of Directors, their delegates or senior management may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.7, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

(b) No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1) except as permitted by Section 4.11, on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than a guarantee permitted under clause (2) of this Section 4.16(b)) with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Issuer or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Issuer; and

(2) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests of such Person (in each case other than (x) (i) any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not otherwise recourse to the Issuer or any Restricted Subsidiary except to the extent permitted under the definition of Non-Recourse Debt, (ii) any customary keepwell in the ordinary course of business, (iii) any guarantee that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness, if any, so guaranteed) permitted by Section 4.9 and Section 4.7, a guarantee or other credit support permitted under clause (1) of this Section 4.16(b), (y) any customary keepwell in the ordinary course of business or (z) or to the extent any such obligation, when such subscription occurs, is treated as an Investment permitted by Section 4.7).

Any such Designation by the Board of Directors, their delegates or senior management shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors or evidence of such Designation by their delegates or senior management giving effect to such Designation and an Officer’s Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 4.9 or the Lien is not permitted under Section 4.12, the Issuer shall be in default of the applicable covenant.

(c) The Board of Directors, their delegates or senior management may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such Redesignation complies with the foregoing conditions.

Section 4.17. Effectiveness of Covenants.

(a) If:

(1) the Notes have a Specified Investment Grade Rating from any two of three Rating Agencies; and

(2) no Default or Event of Default has occurred and is then continuing;

then upon delivery by the Issuer to the Trustee of an Officer’s Certificate to the foregoing effect (the date of delivery of any such Officer’s Certificate, the “Termination Date”), the Issuer and its Restricted Subsidiaries will thereafter, not be subject to the following covenants:

(i) Section 4.7;

(ii) Section 4.8;

(iii) Section 4.9;

(iv) Section 4.10;

(v) Section 4.11;

(vi) Section 4.15;

(vii) Section 4.16; and

(viii) Section 5.1(a)(3).

The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have knowledge of the ratings of the Notes and may conclusively rely on any Officer’s Certificate provided by the Issuer with respect to the ratings of the Notes. The Trustee shall have no duty to notify the Holders whether the Issuer and its Restricted Subsidiaries are subject to the provisions listed in this Section 4.17(a).

(b) Each Guarantor shall be automatically released from its obligations under its Guarantee and its obligations under this Indenture upon delivery by the Issuer to the Trustee of the Officer’s Certificate under Section 4.17(a) on the Termination Date.

(c) Following delivery by the Issuer to the Trustee of the Officer’s Certificate under Section 4.17(a) on the Termination Date, and solely for the purposes of determining compliance with Section 4.12 (i) notwithstanding the termination of Section 4.9 the ratio based exceptions, thresholds and basket provisions of such Section 4.9 that are referred to in, or necessary to give effect to, Section 4.12 shall be deemed to still be in effect and (ii) references to “Restricted Subsidiaries” shall be deemed to be references to “Subsidiaries,” as the context requires.

(d) The Trustee shall have no obligation to (a) independently determine or verify if a Termination Date has occurred, (b) notify the Holders of any Termination Date or (c) determine the consequences thereof, but the Trustee may provide a copy of the Officer’s Certificate to any Holder of the Notes upon request.

ARTICLE V

SUCCESSORS

Section 5.1. Consolidation, Merger, Conveyance, Transfer or Lease.

(a) The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate, or merge with or into another Person (whether or not the Issuer is the surviving Person), or (y) sell, lease, transfer, convey or otherwise Dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) to any Person unless:

(1) either:

(A) the Issuer will be the surviving or continuing Person; or

(B) the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation or merger or to which such sale, lease, transfer, conveyance or other Disposition or assignment shall be made (collectively, the “Successor”) is a corporation, company, limited liability company or limited partnership organized and existing under the laws of any Permitted Jurisdiction and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture; provided, that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation or a company expressly assumes as co-obligor all of the obligations of the Issuer under this Indenture and the Notes pursuant to a supplemental indenture to this Indenture executed and delivered to the Trustee;

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) of this Section 5.1(a) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) of this Section 5.1(a) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (i) the Issuer or its Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio prior to such transaction; and

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that such merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.1, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b) Except in circumstances under which this Indenture provides for the release of the Guarantee of a Guarantor as described under Section 10.5, no Guarantor shall, and the Issuer shall not permit any Guarantor to, directly or indirectly, (x) in a single transaction or a series of related transactions, consolidate or merge with or into another Person (whether or not the Guarantor is the surviving Person), or (y) sell, lease, transfer, convey or otherwise Dispose of or assign all or substantially all of the assets of such Guarantor to any Person, unless either:

(1) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation or merger is the Issuer or another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor and this Indenture;

(A) with respect to clause (1)(A)(ii) of this Section 5.1(b), immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(B) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger or consolidation and such agreements and/or supplemental indenture (if any) comply with this Indenture; or

(2) the transaction is not in violation of Section 4.10.

For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries (taken as a whole), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c) Upon any consolidation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or a Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation or merger or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, Disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.

(d) Notwithstanding the provisions of this Section 5.1, (i) any Restricted Subsidiary may consolidate or merge with or into or convey, transfer, sell, Dispose, assign or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) the Issuer or any Guarantor may (I) consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or (II) merge with a Restricted Subsidiary of the Issuer solely with respect to this clause (II) for the purpose of reincorporating the Issuer or Guarantor in any Permitted Jurisdiction.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1. Events of Default. Each of the following is an “Event of Default”:

(1) failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2) failure to pay principal of, or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants described in Section 5.1, or failure by the Issuer for 30 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply in respect of its obligations to make a Change of Control Offer pursuant to Section 4.13 or a Net Proceeds Offer pursuant to Section 4.10;

(4) (a) except with respect to Section 4.3, or as described in clause (3) of this Section 6.1, failure by the Issuer or any Restricted Subsidiary to comply with any other covenant or agreement contained in this Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding or (b) failure by the Issuer for 120 days after notice of the failure has been given to the Issuer by the Trustee to the Issuer and the Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply with Section 4.3;

(5) default by the Issuer or any Restricted Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(A) is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (A) or (B) has occurred and is continuing, aggregates $75.0 million or more, and in any such case, such Indebtedness is not repaid or such failure to pay is not cured or such acceleration is not rescinded, annulled or otherwise cured within 30 days;

(6) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $75.0 million shall be rendered against the Issuer or any of its Significant Subsidiaries and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7) the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) admits in writing that it generally is not paying its debts as they become due; or

(F) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(ii) appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or

(8) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture).

Section 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) with respect to the Issuer) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if:

(1) the rescission would not conflict with any judgment or decree;

(2) all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

If an Event of Default specified in Section 6.1(7) occurs with respect to the Issuer, then all unpaid principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration, further action or notice to the extent permitted by applicable law.

Section 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payments on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults. Subject to Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under this Indenture except a continuing Default in the payment of interest or premium, or the principal of, the Notes.

Section 6.5. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to determine whether or not any such direction is unduly prejudicial to the rights of Holders not joining in the giving of such direction) and (ii) the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the Holders. Subject to Section 7.1, prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Section 6.6. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains priority or preference over such other Holders).

Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be modified without the consent of the Holder.

Section 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances to the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing in this Section 6.9 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.6, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

Third: without duplication, to the Holders for any other obligations owing to the Holders under this Indenture and the Notes; and

Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

Section 6.12. Noteholder Direction.

(a) Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (except any Holder that certifies in the Noteholder Direction that it is a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder of Notes delivered to the Issuer and the Trustee that such Holder of Notes is not (or, in the case such Holder of Notes is DTC or its nominee, that such Holder of Notes is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder of Notes is DTC or its nominee (after delivery to the Trustee of appropriate confirmation of beneficial ownership satisfactory to the Trustee), any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely conclusively on such Position Representation and Verification Covenant in delivering its direction to the Trustee. The Trustee shall have no duty whatsoever to provide this information to the Issuer or to obtain this information for the Issuer.

(b) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder of Notes, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, such voiding of such Noteholder Direction shall not void or invalidate any indemnity or security provided by the Directing Holders to the Trustee, which such indemnification or security obligations shall continue to survive.

(c) Notwithstanding anything in Section 6.12(a) or Section 6.12(b) to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with Section 6.12(a) or Section 6.12(b) and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly to Holders, more than two years prior to such notice of Default. In addition, for the avoidance of doubt, Section 6.12(a) and Section 6.12(b) shall not apply to any Holder of Notes that is a Regulated Bank and has so stated in the applicable Noteholder Direction. For the avoidance of doubt, the Trustee (i) shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation or determine whether it complies with the provisions of this Indenture, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise, (ii) shall have no obligation to monitor or to determine whether a Directing Holder is Net Short, (iii) shall have no obligation to inquire if the Issuer will seek action to determine if a Directing Holder has breached its Position Representation or monitor any court proceedings undertaken in connection therewith, and (iv) can conclusively rely on a Directing Holder’s Position Representation, any Officer’s Certificate delivered by the Issuer to the Trustee and the determinations made by a court of competent jurisdiction. The Trustee shall have no liability to the Issuer, any Holder of Notes or any other Person in acting in good faith on a Noteholder Direction. With their acquisition of the Notes, each Holder by its purchase of the Notes and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this section. Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section 6.12, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Issuer waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section 6.12, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

(d) For the avoidance of doubt, the Trustee will treat all Holders equally with respect to their rights under this Article VI. In connection with the requisite percentages required under this Article VI, the Trustee shall also treat all outstanding Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction. The Company confirms that any and all actions that the Trustee takes or omits to take under this section and all fees, costs and expenses of the Trustee and its agents and counsel arising under and in connection with the Offering Memorandum shall be covered by Section 7.6.

ARTICLE VII

TRUSTEE

Section 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall not be liable for any action taken or omitted by it in the performance of its duties under this Indenture except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own grossly negligent actions, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph 7.1(c) does not limit the effect of paragraph 7.1(b), 7.1(d) or 7.1(e) or 7.2;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 6.5; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall have no investment discretion and the Trustee’s only responsibility for investments shall be to follow the written instructions of the Issuer. Absent written investment instructions, all moneys or deposits held by the Trustee shall be uninvested. The Trustee shall not incur any liability for losses arising from any investments made pursuant to this Indenture. The Trustee shall not be required to determine the suitability or legality of any investments.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Article VII.

Section 7.2. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture or other document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to the Agents and to each other agent, custodian and Person employed to act hereunder.

(i) The Trustee may request that the Issuer and each of the Guarantors shall deliver to the Trustee an Officer’s Certificate setting forth the names of individuals and/or titles of Officers of the Issuer and each Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture of the Issuer, the Notes and the Guarantees, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default, unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee shall have been notified specifically of the Default or Event of Default in a written instrument or document delivered to it, referring to this Indenture, describing such Event of Default and stating that such notice is a “Notice of Default.”

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Issuer will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

(n) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(o) In addition to all of the rights, benefits, privileges and immunities granted to the Trustee and Agents hereunder, and notwithstanding that this Indenture is not qualified under the TIA, all of the rights, benefits, privileges and immunities granted to a trustee under the TIA are incorporated herein.

Section 7.3. Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.9.

Section 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any Officer’s Certificate delivered to the Trustee hereunder, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication hereunder.

Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has knowledge thereof as set forth in Section 7.2(j), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 7.6. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and for all services rendered by it hereunder as agreed upon in writing; including but not limited to acting as Registrar or Paying Agent. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee, as applicable, promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Each of the Issuer and the Guarantors, jointly and severally, shall indemnify, defend, protect and hold harmless the Trustee (in its individual and trustee capacities or in its capacity as Registrar or Paying Agent) and its officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities, actions, suits, costs or expenses (including taxes (other than taxes based upon, or measured by or determined by the income of the Trustee)) incurred by it (including, without limitation, the fees and expenses of its agents and counsel and court costs) arising out of or in connection with the acceptance or administration of its duties under this Indenture and trusts thereunder, the performance of its obligations and/or exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.6) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense shall be caused by its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Trustee may have one separate counsel (in addition to one local counsel for each relevant state/jurisdiction), and the Issuer shall pay the reasonable fees and expenses of such counsel for the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes or the resignation or removal of the Trustee.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.7. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer not less than 30 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ prior notice by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.9;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor trustee to replace the successor trustee appointed by the Issuer.

If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, such retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee, after written request by any Holder who has been a bona fide holder of a Note for at least six months, fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to such Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuer’s and the Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

Section 7.8. Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

Section 7.9. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. Such Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF THIS INDENTURE

Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, by delivery of an Officer’s Certificate, at any time, elect to have either Section 8.2 or Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2. Legal Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire obligations represented by the Notes and the Guarantees, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under outstanding Notes, Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute instruments acknowledging the same), and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest and premium, if any, on such Notes when such payments are due from the trust funds referred to in Section 8.4(1); (b) the Issuer’s obligations with respect to such Notes under Section 2.2, Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section 2.10, and Section 4.2; (c) the rights, powers, trusts, duties and immunities of the Trustee, including without limitation thereunder, under Section 7.2, Section 7.6, Section 8.5 and Section 8.7 and the obligations of the Issuer and the Guarantors in connection therewith; and (d) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3. Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 above of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 below, be released from its obligations under Section 4.3, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.15, Section 4.16 and Section 5.1(a)(3) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.4. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer (in the case of a deposit of U.S. Government Obligations) and delivered and addressed to the Trustee, to pay the principal of and interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that:

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (6) of this Section 8.4 have been complied with.

Section 8.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all U.S. dollar and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Deposit Trustee”) pursuant to Section 8.4 or Section 8.8 in respect of the outstanding Notes shall be held in trust, shall not be invested, and shall be applied by the Deposit Trustee in accordance with the provisions of such Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Deposit Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Deposit Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 or Section 8.8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Deposit Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any U.S. dollars or U.S. Government Obligations held by it as provided in Section 8.4 or Section 8.8 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Deposit Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge, as the case may be.

Section 8.6. Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof; and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, Section 8.3 or Section 8.8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8. Discharge. This Indenture will be discharged and will cease to be of further effect (except as to rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust), have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to Section 3.7 and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest (which in the case of a deposit of U.S. Government Obligations will be in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee) to pay and discharge the entire Indebtedness (including all principal and accrued interest, if any) on the Notes not theretofore delivered to the Trustee for cancellation (provided that if such redemption is made as provided under Section 3.7(a), (x) the amount of cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date) (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of this Indenture and that any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption);

(A) the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and

(B) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

After the Notes are no longer outstanding, the Issuer’s and the Guarantors’ obligations in Section 7.6, Section 8.5 and Section 8.7 shall survive any discharge pursuant to this Section 8.8.

After such delivery or irrevocable deposit and receipt of the Officer’s Certificate and Opinion of Counsel, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1. Without Consent of Holders . Notwithstanding Section 9.2, without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Guarantees or the Notes issued hereunder for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such Notes are in registered form within the meaning of Section 163(f) of the Code);

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or sale, lease, transfer, conveyance or other Disposition or assignment in accordance with Section 5.1;

(4) to add any Guarantee or, to the extent in accordance with this Indenture, to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of this Indenture;

(5) to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the notes pursuant to Rule 144A under the Securities Act or Regulation S under the Securities Act;

(6) to secure the Notes or any Guarantees or any other obligation under this Indenture or effect the release of any collateral in respect thereof (to the extent in accordance with the provisions of this Indenture);

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” contained in the Offering Memorandum, to the extent that such provision in the “Description of Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, the Guarantees or the Notes, as evidenced by an Officer’s Certificate of the Issuer;

(9) to provide for the issuance of Additional Notes in accordance with this Indenture;

(10) at the Issuer’s election to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(11) to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; or

(12) add covenants of the Issuer and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders under this Indenture of any Holder or to surrender any right or power conferred upon the Issuer or any Guarantor.

After an amendment under this Indenture becomes effective, the Issuer is required to deliver to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or effect the validity of the amendment.

Section 9.2. With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantees or, subject to Section 6.7, waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes):

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to Section 4.10 and Section 4.13) shall not be deemed a redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(6) waive a default in the payment of principal of or premium or interest, if any, on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(7) modify the contractual rights of Holders to receive payments of principal of or interest, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(8) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture; or

(9) make any change in these amendment and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.3. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.

Section 9.4. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.5. Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing or refusing to sign any amendment or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.1) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been met or waived.

ARTICLE X

GUARANTEES

Section 10.1. Guarantees.

(a) Each Guarantor hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, that: (i) the principal of and premium, if any, and interest, if any, on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, if any, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee under this Indenture or the Notes shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note or this Indenture except by complete performance of the obligations contained in such Note and this Indenture and such Guarantee. Each of the Guarantors hereby agrees that, in the event of a Default in payment of principal or premium, if any, or interest on any Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce each such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders and any other amounts due and owing to the Trustee under this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph 10.1(d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph 10.1(d) shall survive the termination of this Indenture.

(e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

(f) Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under this Indenture to seek contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP.

Section 10.2. Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 10.1, each Guarantor agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit B shall be executed on behalf of such Guarantor by an Officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. In case the Officer, board member or director of such Guarantor whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds office at the time the Trustee authenticates any Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.3. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement) and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable under applicable law.

Section 10.5. Releases. A Guarantor shall be automatically released of any obligations under its Guarantee and this Indenture upon:

(a) any sale or other Disposition of all or substantially all of the assets of such Guarantor (by merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other Disposition does not violate Section 4.10 of this Indenture;

(b) any sale, exchange or transfer (by merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer does not violate Section 4.10 of this Indenture;

(c) the proper Designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(d) in the case of any Restricted Subsidiary on the Issue Date or that after the Issue Date is required to provide a Guarantee pursuant to Section 4.15, the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Agreement, Debt Facility or capital markets debt securities that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or payment of such obligation after the occurrence of a payment default or acceleration thereunder;

(e) legal or covenant defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.2, Section 8.3 or Section 8.8; or

(f) dissolution of such Guarantor; provided no Default has occurred that is continuing; or

(g) following the delivery by the Issuer to the Trustee of the Officer’s Certificate on the Termination Date under Section 4.17.

Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions to release of a Guarantor’s Guarantee set forth above have been satisfied, the Trustee shall execute any documents reasonably requested by the Issuer to evidence such release.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

Section 10.6. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Concerning the Trust Indenture Act. The TIA shall not be applicable to, and shall not govern, this Indenture, the Notes or the Guarantees.

Section 11.2. Notices. Any notice, request, direction, instruction or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the addresses set forth below:

If to the Issuer or any Guarantor:

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

If to the Trustee:

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Ste 1100

Houston, TX 77046-0892

Attention: Global Corporate Trust Services

The parties hereto, by written notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

Any notice or communication to a Holder and the Trustee shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Notwithstanding the foregoing, as long as the Notes are Global Notes, notices to be given to the Holders shall be given to the Depositary, in accordance with its applicable policies as in effect from time to time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directors, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directors, reports notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liability, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions directors, reports, notices or other communications or information. Each other party, agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or indemnifications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risks of interception and misuse by third parties.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer delivers a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee upon request:

(a) an Officer’s Certificate (which shall include the statements set forth in Section 11.4) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 11.4) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.4. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.5. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions.

Section 11.6. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder, partner or member of the Issuer or any Guarantor, as such, will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or this Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 11.7. Governing Law; Consent to Jurisdiction. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES (including, without limitation, non-contractual disputes or claims). Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Issuer and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Issuer and each Guarantor, as applicable, is subject by a suit upon such judgment.

Section 11.8. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.9. Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its respective successors and assigns.

Section 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11. Execution in Counterparts; Electronic Signature. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture (or any documents executed in connection with this Indenture) shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of Uniform Electronic Transactions Act, and/or any relevant electronic signature law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for the execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 11.12. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.13. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (or, with respect to Global Notes, otherwise in accordance with the rules and procedures of the Depositary); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 11.13.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the register maintained by the Registrar hereunder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a board resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 11.14. Force Majeure. In no event shall the Trustee or Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances.

Section 11.15. Legal Holidays. If any scheduled payment date with respect to the Notes falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment.

Section 11.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 11.17. Waiver of Jury Trial. EACH OF THE ISSUER, ANY GUARANTOR AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

[Signatures on following page]

Dated as of May 5, 2025.

COMPANY

EXCELERATE ENERGY LIMITED PARTNERSHIP,
as Issuer

By:	/s/ Dana Armstrong
Name:	Dana Armstrong
Title:	Chief Financial Officer

GUARANTORS
EXCELERATE ENERGY BANGLADESH PCG LLC
EXCELERATE ENERGY BANGLADESH TOPCO
LLC
EXCELERATE VESSEL HOLDING COMPANY, LLC
EXCELERATE ENERGY MARSHALL ISLANDS, LLC
EXCELERATE ENERGY FINLAND, LLC
EXCELERATE ENERGY MIDDLE EAST, LLC
EXCELERATE ENERGY REGAS UAE, LLC
EXCELERATE ENERGY SERVICES, LLC
EXCELERATE ENERGY SOUTH AMERICA, LLC
EXCELERATE GAS MARKETING, LIMITED
PARTNERSHIP
EXCELERATE GLOBAL OPERATIONS LLC
EXCELERATE LNG DEVELOPMENT UAE, LLC
EXCELERATE NEW ENGLAND GP, LLC
EXCELERATE NEW ENGLAND LATERAL, LLC
EXCELERATE PHILIPPINES HOLDCO, LLC
EXCELERATE SHIP MANAGEMENT HOLDCO, LLC
EXQUISITE SERVICES COMPANY, LLC
FLOATING SOLUTIONS, LLC
HADERA GATEWAY, LLC
NORTHEAST GATEWAY ENERGY BRIDGE
LIMITED PARTNERSHIP
EXCELERATE ENERGY GERMANY, LLC
INTERNATIONAL SHIPPING LLC
EXCELERATE BRAZIL FSRU LLC
EXCELERATE SEQUOIA LIMITED PARTNERSHIP, as Guarantors

By:	/s/ Dana Armstrong
Name:	Dana Armstrong
Title:	Chief Financial Officer

Signature Page

Indenture

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee, Registrar and Paying Agent

By:	/s/ Alejandro Hoyos
Name:	Alejandro Hoyos
Title:	Authorized Signatory

Signature Page

Indenture

EXHIBIT A

FORM OF NOTE

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER

A-1

INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE[ IN THE CASE OF INSTITUTIONAL ACCREDITED INVESTOR NOTES: UPON DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO THE COMPANY].

BY AN INVESTMENT IN THIS SECURITY OR ANY INTEREST HEREIN (INCLUDING AN ACQUISITION THEREOF), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT AND IT IS NOT INVESTING ON BEHALF OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) OR (II) PURSUANT TO ERISA OR OTHER APPLICABLE LAWS OR (2) ITS INVESTMENT IN, THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE, RESULT IN OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

[Regulation S Legend]

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT

A-2

REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY AN INVESTMENT IN THIS SECURITY OR ANY INTEREST HEREIN (INCLUDING AN ACQUISITION THEREOF), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT AND IT IS NOT INVESTING ON BEHALF OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) OR (II) PURSUANT TO ERISA OR OTHER APPLICABLE LAWS OR (2) ITS INVESTMENT IN, THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE, RESULT IN OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

[Regulation S Temporary Global Note Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

A-3

8.000% Senior Notes due 2030

No.	$_______________

CUSIP NO.

ISIN

Excelerate Energy Limited Partnership (including any successor thereto) promises to pay to [Cede & Co.]1 or registered assigns, the principal sum of $________ (________ UNITED STATES DOLLARS) [(as may be increased or decreased as set forth on the Schedule of Increases and Decreases attached hereto)]2 on May 15, 2030.

Interest Payment Dates: May 15 and November 15, beginning November 15, 20253

Record Dates: May 1 and November 1 (whether or not a Business Day)

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[1]	For Global Notes only.
[2]	For Global Notes only.
[3]	With respect to the Initial Notes.

EXCELERATE ENERGY LIMITED
PARTNERSHIP, as Issuer

By:
Name:
Title:

This is one of the Notes referred to in the within-

mentioned Indenture:

Dated:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title:	Authorized Signatory

(Reverse of 8.000% Senior Note)

8.000% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Excelerate Energy Limited Partnership, a Delaware limited partnership, and any successor thereto (the “Issuer”) promises to pay interest on the unpaid principal amount of this 8.000% Senior Note due 2030 (a “Note”) at a fixed rate of 8.000% per annum. The Issuer will pay interest in U.S. dollars semiannually in arrears on May 15 and November 15, commencing November 15, 20254 (each an “Interest Payment Date”) or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from and including the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders at the close of business on the May 1 and November 1 preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder of at least $5,000,000 aggregate principal amount of the Notes in physical, certificated form has given written wire transfer instructions to the Trustee at least ten Business Days prior to the applicable Interest Payment Date, the Issuer will make all payments of principal, premium, and interest, if any, on such Holder’s Notes by wire transfer of immediately available funds to the U.S. dollar account maintained by such Holder in the City and State of New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Trustee or Paying Agent in the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The final principal amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the Depositary.

(3) Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder, and the Issuer and/or any Restricted Subsidiaries may act as Paying Agent or Registrar.

[4]	With respect to the Initial Notes.

(4) Indenture. The Issuer issued the Notes under an Indenture, dated as of May 5, 2025 (the “Indenture”), among the Issuer, the Guarantors thereto and the Trustee. The terms of the Notes include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Initial Notes issued on the Issue Date were initially issued in an aggregate principal amount of $800,000,000. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes and all other amounts under the Indenture is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

(5) Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a Special Mandatory Redemption, a Net Proceeds Offer and a Change of Control Offer, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to Notes.

(6) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar, the Trustee and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any stamp or transfer tax or similar government charge required by law or permitted by the Indenture in accordance with Section 2.6(g)(2) of the Indenture. The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(7) Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

(8) Amendment, Supplement and Waiver. The Indenture, the Notes and the Guarantees may be amended or supplemented, and compliance with provisions thereof may be waived, in each case as provided in the Indenture.

(9) Defaults and Remedies. The remedies of Holders in the event of a Default are as set forth in the Indenture.

(10) No Recourse Against Others. No director, officer, employee, incorporator or stockholder, partner or member of the Issuer or any Guarantor, as such, will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees, to the extent permitted by applicable law.

(11) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(13) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, check the box below:

[ ] Section 4.10    [ ] Section 4.13

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $_________________

Date: _____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee:

[INCLUDE IN TRANSFER RESTRICTED NOTES]

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OF TRANSFER RESTRICTED NOTES

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Ste 1100

Houston, TX 77046-0892

Attention: Global Corporate Trust Services

Re:	CUSIP NO.

Reference is hereby made to that certain Indenture dated May 5, 2025 (the “Indenture”) among Excelerate Energy Limited Partnership (the “Issuer”), the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $______ principal amount of Notes held in (check applicable space) ____________ book-entry or ____________ definitive form by the undersigned.

The undersigned _____________ (transferor) (check one box below):

☐

hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐	hereby requests the Trustee to exchange a Note or Notes to ________________________ (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1) ☐ to the Issuer or any of its subsidiaries; or

(2) ☐ pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

(3) ☐ to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4) ☐ to non-U.S. persons outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(5) ☐ to an institutional “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended, that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor; or

(6) ☐ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[NAME OF TRANSFEREE]

NOTICE: To be executed by an executive officer, if an entity

Dated: _________________________

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[INCLUDE IN NOTES BEARING THE REGULATION S LEGEND AND THE REGULATION S

TEMPORARY GLOBAL NOTE LEGEND]

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OF NOTES BEARING THE REGULATION S LEGEND

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Ste 1100

Houston, TX 77046-0892

Attention: Global Corporate Trust Services

Re: CUSIP NO.

Reference is hereby made to that certain Indenture dated May 5, 2025 (the “Indenture”) among Excelerate Energy Limited Partnership (the “Issuer”), the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $__________ principal amount of Notes held in (check applicable space) ___________ book-entry or _____________ definitive form by the undersigned.

The undersigned _____________ (transferor) (check one box below):

☐

hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐	hereby requests the Trustee to exchange a Note or Notes to ___________ (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Restricted Period (as defined in the Indenture), the undersigned confirms that such Notes are being transferred in accordance with its terms:

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CHECK ONE BOX BELOW:

(1) ☐ to the Issuer or any of its subsidiaries; or

(2) ☐ pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

(3) ☐ to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4) ☐ to non-U.S. persons outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(5) ☐ to an institutional “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended, that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor; or

(6) ☐ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

(7) Prior to the expiration of the Restricted Period, unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-2

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[NAME OF TRANSFEREE]

NOTICE: To be executed by an executive officer, if an entity

Dated: _________________________

A-3

[INCLUDE IN GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES OF 8.000% SENIOR NOTES DUE 2030

The initial outstanding principal amount of this Global Note is $___________. The following transfers, exchanges and redemption of this Global Note have been made:

Date of Transfer, Exchange or Redemption	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Trustee or Note Custodian

A-4

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED

BY SUBSEQUENT GUARANTORS]

This Supplemental Indenture and Guarantee, dated as of [•], 20[•] (this “Supplemental Indenture” or “Guarantee”), among [•] (the “New Guarantor”) and U.S. Bank Trust Company, National Association, as Trustee, paying agent and registrar under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the existing Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 5, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount 8.000% Senior Notes due 2030 of the Issuer (the “Notes”);

WHEREAS, Section 4.15 of the Indenture provides that the Issuer will cause any Restricted Subsidiary of the Issuer that is not an existing Guarantor that guarantees certain Indebtedness as described therein, to execute and deliver a Guarantee with respect to the Notes on the same terms and conditions as those set forth in the Indenture.

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder to add an additional Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, including Article X thereof.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.2 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantor’s Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the New Guarantor and the Trustee makes no representation with respect to any such matters.

SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.5 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR], as a Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Ste 1100

Houston, TX 77046-0892

Attention: Global Corporate Trust Services

Re: Excelerate Energy Limited Partnership (the “Issuer”) 8.000% Senior Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[•] aggregate principal amount at maturity of the Notes (CUSIP No. [•]), we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Name:
Title:Authorized Signature

C-1

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Ste 1100

Houston, TX 77046-0892

Attention: Global Corporate Trust Services

Re: Excelerate Energy Limited Partnership (the “Issuer”) 8.000% Senior Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[•] aggregate principal amount of the Notes (CUSIP No. [•]), we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States or to a U.S. person;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-1

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Name:
Title:	Authorized Signature

D-2

EXHIBIT E

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS TO AN IAI]

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Ste 1100

Houston, TX 77046-0892

Attention: Global Corporate Trust Services

Re: Excelerate Energy Limited Partnership (the “Issuer”) 8.000% Senior Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[•] aggregate principal amount at maturity of the Notes (CUSIP No. [•]), we hereby certify that such transfer is being effected to an institutional “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933 that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor.

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Name:
Title:	Authorized Signature

E-1

EXHIBIT F

[FORM OF CERTIFICATE TO BE DELIVERED UPON TERMINATION OF RESTRICTED PERIOD FOR REGULATION S TEMPORARY GLOBAL NOTES]

Excelerate Energy Limited Partnership

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

Attention: Alisa Newman Hood, General Counsel

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Ste 1100

Houston, TX 77046-0892

Attention: Global Corporate Trust Services

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Harrison Tucker, Victoria Dodev

Re: Excelerate Energy Limited Partnership (the “Issuer”) 8.000% Senior Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

This letter relates to Notes represented by a temporary global Note (the “Regulation S Temporary Global Note”). Pursuant to Section 2.1 of the Indenture dated as of May 5, 2025 relating to the Notes (the “Indenture”), we hereby certify that the persons who are the beneficial owners of $[__________] principal amount of Notes represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned’s interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture. We certify that we [are][are not] an Affiliate of an Issuer.

The Trustee and the Issuers are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter and not defined herein shall have the meanings set forth in Regulation S or the Indenture, as applicable.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Name:
Title:	Authorized Signature

F-1